                                                                  EXHIBIT 10.16



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                          DEED OF LEASE BY AND BETWEEN


                                     JAYCOR


                                       AND


                      ADVENT REALTY LIMITED PARTNERSHIP II


                                       of


                             Tysons Dulles Plaza III
                              1410 Spring Hill Road
                             McLean, Virginia 22102












                                      DATED


                                December 6, 1995











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


                                TABLE OF CONTENTS

                                                                       PAGE

1.  Basic Lease Provisions.  ............................................1

2.  Premises.  ..........................................................2
         2.1.  Lease of Premises.  ......................................2
         2.2.  Calculation of Size of Building and Premises.  ...........2
         2.3.  Common Areas-Defined.  ...................................2

3.  Term.  ..............................................................2
         3.1.  Term and Commencement Date.  .............................2
         3.2.  Delay in Possession.  ....................................2
         3.3.  Delays Caused by Tenant.  ................................2
         3.4.  Tender of Possession.  ...................................2
         3.5.  Early Possession.  .......................................2

4.  Rent.  ..............................................................3
         4.1.  Base Rent.  ..............................................3
         4.2.  Operating Expense Increases.  ............................3
         4.3.  Base Rent Increase.  .....................................4

5.  Security Deposit.  ..................................................4

6.  Use.  ...............................................................4
         6.1.  Use.  ....................................................4
         6.2.  Compliance with Law.  ....................................4
         6.3.  Condition of Premises.  ..................................5

7.  Maintenance, Repairs and Alterations.................................5
         7.1.  Landlord's Obligations.  .................................5
         7.2.  Tenant's Obligations.  ...................................5
         7.3.  Alterations and Additions.  ..............................5
         7.4.  Failure of Tenant to Remove Property.  ...................6

8.  Insurance.  .........................................................6
         8.1.  Insurance-Tenant.  .......................................6
         8.2.  Insurance-Landlord.  .....................................6
         8.3.  Insurance Policies.  .....................................6
         8.4.  Waiver of Subrogation.  ..................................6
         8.5.  Coverage.  ...............................................7

9.  Damage or Destruction.  .............................................7
         9.1.  Effect of Damage or Destruction.  ........................7
         9.2.  Definition of Material Damage.  ..........................7
         9.3.  Abatement of Rent.  ......................................7
         9.4.  Tenant's Negligence.  ....................................7
         9.5.  Tenant's Property.  ......................................7
         9.6.  Waiver.  .................................................7

10.  Real Property Taxes.  ..............................................7
         10.1.  Payment of Taxes.  ......................................7
         10.2.  Definition of "Real Property Tax."  .....................7
         10.3.  Personal Property Taxes.  ...............................8

11.  Utilities.  ........................................................8
         11.1.  Services Provided by Landlord.  .........................8
         11.2.  Services Exclusive to Tenant.  ..........................8
         11.3.  Hours of Service.  ......................................8
         11.4.  Excess Usage by Tenant.  ................................8
         11.5.  Interruptions.  .........................................8

12.  Assignment and Subletting.  ........................................8
         12.1.  Landlord's Consent Required.  ...........................8
         12.2.  Standard For Approval.  .................................9
         12.3.  Additional Terms and Conditions.  .......................9
         12.4.  Additional Terms and Conditions Applicable
                to Subletting.  .........................................9
         12.5.  Transfer Premium from Assignment or Subletting.  ........9
         12.6.  Landlord's Option to Recapture Space.  ..................10
         12.7.  Landlord's Expenses.  ...................................10

                               TABLE OF CONTENTS
                                  (Continued)


13.  Default; Remedies.  ................................................10
         13.1.  Default by Tenant.  .....................................10
         13.2.  Remedies.  ..............................................10
         13.3.  Default by Landlord.  ...................................11
         13.4.  Late Charges.  ..........................................11
         13.5.  Interest on Past-due Obligations.  ......................11
         13.6.  Payment of Rent after Default.  .........................11

14.  Landlord's Right to Cure Default; Payments by Tenant.  .............11

15.  Condemnation.  .....................................................12

16.  Vehicle Parking.  ..................................................12
         16.1.  Use of Parking Facilities.  .............................12
         16.2.  Parking Charges.  .......................................12

17.  Broker's Fee.  .....................................................12

18.  Estoppel Certificate.  .............................................12
         18.1.  Delivery of Certificate.  ...............................12
         18.2.  Failure to Deliver Certificate.  ........................12
         18.3.  Financial Information.  .................................12

19.  Landlord's Liability.  .............................................13

20.  Indemnity.  ........................................................13

21.  Exemption of Landlord from Liability.  .............................13

22.  Hazardous Material.  ...............................................13

23.  Medical Waste Disposal.  ...........................................13

24.  Tenant Improvements.  ..............................................13

25.  Subordination.  ....................................................14
         25.1.  Effect of Subordination.  ...............................14
         25.2.  Execution of Documents.  ................................14

26.  Options.  ..........................................................14
         26.1.  Definition.  ............................................14
         26.2.  Options Personal.  ......................................14
         26.3.  Multiple Options.  ......................................14
         26.4.  Effect of Default on Options.  ..........................14
         26.5.  Limitations on Options.  ................................14

27.  Landlord Reservations.  ............................................14

28.  Changes to Project.  ...............................................14

29.  Substitution of Other Premises.  ...................................15

30.  Holding Over.  .....................................................15

31.  Landlord's Access.  ................................................15
         31.1.  Access.  ................................................15
         31.2.  Keys.  ..................................................15

32.  Security Measures.  ................................................15

33.  Easements.  ........................................................15

34.  Transportation Management.  ........................................15

35.  Severability.  .....................................................15

                               TABLE OF CONTENTS
                                  (Continued)


36.  Time of Essence.  ..................................................15

37.  Definition of Additional Rent.  ....................................15

38.  Incorporation of Prior Agreements.  ................................15

39.  Amendments.  .......................................................16

40.  Notices.  ..........................................................16

41.  Waivers.  ..........................................................16

42.  Covenants.  ........................................................16

43.  Binding Effect; Choice of Law.  ....................................16

44.  Attorneys' Fees.  ..................................................16

45.  Auctions.  .........................................................16

46.  Signs.  ............................................................16

47.  Merger.  ...........................................................16

48.  Quiet Possession.  .................................................16

49.  Authority.  ........................................................16

50.  Conflict.  .........................................................16

51.  Multiple Parties.  .................................................16

52.  Interpretation.  ...................................................16

53.  Prohibition Against Recording.  ....................................17

54.  Relationship of Parties.  ..........................................17

55.  Rules and Regulations.  ............................................17

56.  Right to Lease.  ...................................................17

57.  Security Interest.  ................................................17

58.  Security for Performance of Tenant's Obligations.  .................17

59.  Financial Statements.  .............................................17

60.  Attachments.  ......................................................17

61.  WAIVER OF JURY TRIAL.  .............................................17

ADDENDUM.................................................................Add-1

EXHIBIT A................................................................A-1

EXHIBIT B................................................................B-1

EXHIBIT C................................................................C-1

EXHIBIT E................................................................E-1

EXHIBIT F................................................................F-1

SCHEDULE 1...............................................................Sch 1-1

                             TYSONS DULLES PLAZA III
                              1410 SPRING HILL ROAD
                             MCLEAN, VIRGINIA 22102
                          STANDARD OFFICE DEED OF LEASE

  BASIC LEASE PROVISIONS.

         1.1. PARTIES: This Deed of Lease, dated for reference purposes only December 6, 1995, is made by and between ADVENT REALTY LIMITED PARTNERSHIP II, a Delaware limited partnership ("Landlord") and JAYCOR, a California corporation, doing business under the name of ____________________________________________
                  ("Tenant").

         1.2. PREMISES: Suite Number 300, as shown on Exhibit "A" attached hereto (the "Premises").

         1.3.     RENTABLE AREA OF PREMISES:  27,219 square feet.

         1.4.     BUILDING ADDRESS:  1410 Spring Hill Road, McLean,
                  Virginia 22102.

         1.5. USE: General office use, subject to the requirements and limitations contained in Section 6.

         1.6.     TERM:  Seven (7)  years.

         1.7. COMMENCEMENT DATE: March 1, 1996, subject to adjustment in accordance with Section 3 below.

         1.8.     BASE RENT:  $43,096.75 per month.

         1.9. BASE RENT PAID UPON EXECUTION: $43,096.75 for the first full month's rent due under the Lease.

         1.10.    SECURITY DEPOSIT:  $43,096.75.

         1.11. TENANT'S SHARE: 17.40% (total square footage of Building is 156,407 square feet).

         1.12.    BASE YEAR:  The calendar year 1996.

         1.13. NUMBER OF PARKING SPACES: Total of Ninety-Eight (98): Up to Twenty (20) spaces may be Reserved Parking, with the balance being Unreserved Parking.

         1.14.    INITIAL MONTHLY PARKING RATES PER SPACE:  Reserved: $30.00;
                  Unreserved: $-0-.

         1.15.    REAL ESTATE BROKER:

                  LANDLORD:       Barnes, Morris, Pardoe & Foster, Inc.

                  TENANT:         Barnes, Morris, Pardoe & Foster, Inc.

         1.16. ATTACHMENTS TO LEASE: Addendum; Exhibit A - "Premises", Exhibit B - "Verification Letter", Exhibit C - "Rules and Regulations", Exhibit E - "Cleaning Specifications"; Exhibit F
                  - "License Agreement for Satellite Dish", and Schedule 1 "Work Letter Agreement".

         1.17.    ADDRESS FOR NOTICES:

                  LANDLORD:       Advent Realty Limited Partnership II
                                  c/o Barnes, Morris, Pardoe & Foster
                                  Management Services
                                  1150 Eighteenth Street, N.W.
                                  Suite 1000
                                  Washington, D.C. 20036

                  WITH COPY TO:   TA Associates Realty
                                  45 Milk Street
                                  Boston, Massachusetts 02109
                                  Attention:  Henry G. Brauer

                  TENANT:         JAYCOR
                                  1410 Spring Hill Road, Suite 300
                                  McLean, Virginia  22102

                  WITH COPY TO:   JAYCOR
                                  9775 Towne Centre Drive
                                  San Diego, California  92121

         1.18. AGENT FOR SERVICE OF PROCESS: If Tenant is a corporation, the name and address of Tenant's registered agent for service of process is:

                                  CT Corporation System
                                  5511 Staples Mill Road
                                  Richmond, Virginia  23228
                                  Attention:  Edward R. Parker

2.   PREMISES.

           2.1. LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein the Premises, together with certain rights to the Common Areas as hereinafter specified. The Premises shall not include an easement for light, air or view. Notwithstanding anything in this Lease to the contrary, the "Project" shall mean the Building, the land under the Building, the Common Areas (as hereinafter defined) and all parking facilities, and for purposes of calculating Operating Expenses herein, the Project may, subject to the provisions of Section 4.2 of this Lease, only include the Building's share of the following areas or items within the Tysons Dulles Plaza complex: perimeter landscaping, line striping, entrance features to Tysons Dulles Plaza complex, exterior parking and driveway maintenance. The Building's share of the Operating Expenses referred to in the immediately preceding sentence shall be calculated as a fraction, the numerator of which is the rentable floor area of the Building and the denominator of which is the total rentable floor area of all buildings in the Tysons Dulles Plaza complex.

           2.2 CALCULATION OF SIZE OF BUILDING AND PREMISES. All provisions included in this Lease relating to the number of rentable square feet in the Premises, including, but not limited to, Base Rent and Tenant's Share, shall be adjusted to reflect the actual number of rentable square feet in the Premises. The calculation of the number of rentable square feet in the Premises shall be made by Landlord in accordance with the methods of measuring rentable square feet, as that method is described by the Washington D.C. Association of Realtors, Inc.

           2.3 COMMON AREAS-DEFINED. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, roadways and sidewalks. Landlord may also designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project.

3.   TERM.

           3.1 TERM AND COMMENCEMENT DATE. The Term and Commencement Date of this Lease are as specified in Sections 1.6 and 1.7. The Commencement Date set forth in Section 1.7 is an estimated Commencement Date. Subject to the limitations contained in Section 3.3 below, the actual Commencement Date shall be the date possession of the Premises is tendered to Tenant in accordance with
Section 3.4 below; provided, however, that the Term of this Lease shall be computed from the first day of the calendar month following the Commencement Date. When the actual Commencement Date is established by Landlord, Tenant shall, within five (5) days after Landlord's request, complete and execute the letter attached hereto as Exhibit "B" and deliver it to Landlord. Tenant's failure to execute the letter attached hereto as Exhibit "B" within said five
(5) day period shall be a material default hereunder and shall constitute Tenant's acknowledgement of the truth of the facts contained in the letter delivered by Landlord to Tenant.

                            SEE ADDENDUM PARAGRAPH 1

           3.2 DELAY IN POSSESSION. Notwithstanding the estimated Commencement Date specified in Section 1.7, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the Term hereof; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as defined in Section 3.4. If Landlord shall not have tendered possession of the Premises to Tenant within one hundred twenty (120) days following the estimated Commencement Date specified in Section 1.7, as the same may be extended in accordance with Section 3.3 or under the terms of any work letter agreement entered into by Landlord and Tenant, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days after the expiration of the one hundred twenty (120) day period, terminate this Lease. If Tenant terminates this Lease as provided in the preceding sentence, the parties shall be discharged from all obligations hereunder, except that Landlord shall return any money previously deposited with Landlord by Tenant; and provided further, that if such written notice by Tenant is not received by Landlord within said ten (10) day period, Tenant shall not have the right to terminate this Lease as provided above unless Landlord fails to tender possession of the Premises to Tenant within two hundred forty (240) days following the estimated Commencement Date specified in Section 1.7, as the same may be extended in accordance with Section 3.3 or under any work letter agreement entered into by Landlord and Tenant. If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date due to a "Force Majeure Event," the Commencement Date shall be extended by the period of the delay caused by the Force Majeure Event. A Force Majeure Event shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of Landlord.

           3.3 DELAYS CAUSED BY TENANT. There shall be no abatement of rent, and the one hundred twenty (120) day period and the two hundred forty
(240) day period specified in Section 3.2 shall be deemed extended, to the extent of any delays caused by acts or omissions of Tenant, Tenant's agents, employees and contractors, or for Tenant delays as defined in the work letter agreement attached to this Lease, if any (hereinafter "Tenant Delays"). The Commencement Date shall not be extended due to Tenant Delays.

           3.4 TENDER OF POSSESSION. Possession of the Premises shall be deemed tendered to Tenant when Landlord's architect or agent has determined that
(a) the improvements to be provided by Landlord pursuant to a work letter agreement, if any, are substantially completed, (b) the Project utilities are ready for use in the Premises, (c) Tenant has reasonable access to the Premises, and (d) three (3) days shall have expired following advance written notice to Tenant of the occurrence of the matters described in (a), (b) and (c) above of this Section 3.4. If improvements to the Premises are constructed by Landlord, the improvements shall be deemed "substantially" completed when the improvements have been completed except for minor items or defects which can be completed or remedied after Tenant occupies the Premises without causing substantial interference with Tenant's use of the Premises.

          3.5 EARLY POSSESSION. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Tenant shall pay Base Rent and all other charges provided for in this Lease during the period of such occupancy. Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the construction of any tenant improvements, Tenant shall have the right to enter the Premises prior to the anticipated Commencement Date for the purpose of installing furniture, trade fixtures, equipment, telecommunications and computer cabling and wiring and similar items. Provided that Tenant has not begun operating its business from the Premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the Premises to or occupancy of the Premises by Tenant and the Lease Term shall not commence as a result of said activities. Prior to entering the Premises Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord.


4.   RENT.

           4.1.     BASE RENT. Subject to adjustment as hereinafter provided in
Section 4.3, Tenant shall pay to Landlord the Base Rent for the Premises set forth in Section 1.8, without offset or deduction on the first day of each calendar month. At the time Tenant executes this Lease it shall pay to Landlord the advance Base Rent described in Section 1.9. Base Rent for any period during the Term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Base Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

           4.2. OPERATING EXPENSE INCREASES. Commencing on the first anniversary of the Commencement Date, Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, Tenant's Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year. If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 95% of the Project's rentable square feet been occupied and had Landlord been supplying services to 95% of the Project's rentable square feet throughout such calendar year. Tenant's Share of Operating Expense increases shall be determined in accordance with the following provisions:


                  (a) "TENANT'S SHARE" is defined as the percentage set forth in
Section 1.11, which percentage has been determined by dividing the number of rentable square feet in the Premises by one hundred percent (100%) of the total number of rentable square feet in the Project and multiplying the resulting quotient by one hundred (100). In the event that the number of rentable square feet in the Project or the Premises changes, Tenant's Share shall be adjusted in the year the change occurs, and Tenant's Share for such year shall be determined on the basis of the days during such year that each Tenant's Share was in effect.

                  (b) "COMPARISON YEAR" is defined as each calendar year during the Term of this Lease after the Base Year. Tenant's Share of the Operating Expense increases for the last Comparison Year of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.



                  (c) "OPERATING EXPENSES" shall include all reasonable costs, expenses and fees incurred by Landlord in connection with or attributable to the Project, including but not limited to, the following items: (i) all costs, expenses and fees associated with or attributable to the ownership, management, operation, repair, maintenance, improvement, alteration and replacement of the Project, or any part thereof, including but not limited to, the following: (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, stairways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates; (B) all heating, ventilating and air conditioning equipment ("HVAC"), plumbing, mechanical, electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services and security services and systems; (iii) the cost of all insurance purchased by Landlord and enumerated in Section 8 of this Lease, including any deductibles; (iv) the amount of the real property taxes to be paid by Landlord under Section 10.1 hereof; (v) the cost of water, sewer, gas, electricity, and other utilities available at the Project and paid by Landlord; (vi) the cost of labor, salaries and applicable fringe benefits incurred by Landlord; (vii) the cost of materials, supplies and tools used in managing, maintaining and/or cleaning the Project; (viii) the cost of accounting fees, reasonable and customary management fees not to exceed four percent (4%) of annual gross rents received, legal fees and consulting fees attributable to the ownership, operation, management, maintenance and repair of the Project plus the cost of any space occupied by the property manager and leasing agent (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee) not to exceed four percent (4%) of annual gross rents received; (ix) the cost of replacing and/or adding improvements mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby; (x) the costs incurred in implementing and operating any transportation management program, ride sharing program or similar program including, but not limited to, the cost of any transportation program fees, mass transportation fees or similar fees charged or assessed by any governmental or quasi-governmental entity; (xi) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners; (xii) personal property taxes imposed upon the fixtures, machinery, equipment, furniture and personal property used in connection with the operation of the Project; and (xiii) the cost of any other service provided by Landlord or any cost that is elsewhere stated in this Lease to be an "Operating Expense."

                            SEE ADDENDUM PARAGRAPH 2

                  (d) Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party or by insurance proceeds.

                  (e) If the cost incurred in making an improvement or replacing any equipment is not fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, the cost shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor of twelve percent (12%) per annum on the unamortized cost of such item.

                  (f) Landlord shall, from time to time, estimate what Tenant's Share of Operating Expense increases will be, and the same shall be payable by Tenant monthly during each Comparison Year of the Lease Term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expense increases, Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each Comparison Year a reasonably detailed statement showing Tenant's Share of the actual Operating Expense increases incurred during such year. Landlord's failure to deliver the statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder. If Tenant's payments under this
Section 4.2(f) during said Comparison Year exceed Tenant's Share as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Share of Operating Expense increases next falling due. If Tenant's payments under this Section 4.2(f) during said Comparison Year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Lease Term may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of the Lease.

                            SEE ADDENDUM PARAGRAPH 3

                  (g) The computation of Tenant's Share of Operating Expense increases is intended to provide a formula for the sharing of costs by Landlord and Tenant and will not necessarily result in the reimbursement to Landlord of the exact costs it has incurred.

                            SEE ADDENDUM PARAGRAPH 4

           4.3      BASE RENT INCREASE.


                  (a) The Base Rent shall be increased each year on the anniversary of the first day of the calendar month in which the Commencement Date occurs by one hundred fifty percent (150%) of the increase, if any, in the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers, (1982-1984 = 100), "all items", for the metropolitan area nearest the location of the Project, herein referred to as "CPI-U".

                  (b) The monthly Base Rent payable pursuant to Section 4.3(a) shall be calculated as follows: the Base Rent payable for the first month of the Term of this Lease shall be multiplied by one hundred fifty percent (150%) of a fraction the numerator of which shall be the CPI-U of the calendar month which is three months prior to the month during which the adjustment is to take effect, and the denominator of which shall be the CPI-U for the calendar month which is three months prior to the calendar month in which the Commencement Date occurs. The sum so calculated shall constitute the new monthly Base Rent hereunder, but, in no event, shall such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the date for the Base Rent increase. Notwithstanding the foregoing, the Base Rent shall not be increased by more than two and one-half percent (2.5%) in anylease year over the immediately preceding lease year.

                  (c) If the 1982-1984 base period for the CPI-U is changed, the conversion tables issued by the Bureau of Labor Statistics shall be used. In the event the compilation and/or publication of the CPI-U shall be transferred to any other governmental department or agency or shall be discontinued, then the index most nearly the same as the CPI-U shall be used to make such calculations. In the event that Landlord and Tenant cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in the County in which the Premises are located, in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, notwithstanding one party failing to appear after due notice of the proceeding. The cost of said arbitrators shall be paid equally by Landlord and Tenant.

                  (d) Tenant shall continue to pay the rent at the rate previously in effect until the increase, if any is determined. Within ten (10) days following the date on which the increase is determined, Tenant shall make such payment to Landlord as will bring the increased Base Rent current, commencing with the effective date of such increase through the date of such determination. Thereafter the Base Rent shall be paid at the increased rate. No delay by Landlord in making a CPI-U adjustment shall constitute the waiver by Landlord of its right to make said adjustment.

5. SECURITY DEPOSIT. Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in Section 1.10 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, which such default remains uncured after all applicable notice and cure periods have expired, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord's damages in the event of Tenant's default.

                            SEE ADDENDUM PARAGRAPH 5

6.   USE.

           6.1. USE. The Premises shall be used and occupied only for the purpose set forth in Section 1.5 and for no other purpose. If Section 1.5 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, laboratory use, classroom use, any use not characterized by applicable zoning and land use restrictions as general office use, or any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority. No exclusive use has been granted to Tenant hereunder.

           6.2 COMPLIANCE WITH LAW. Notwithstanding any permitted use inserted in Section 1.5, Tenant shall not use the Premises for any purpose which would violate the Project's certificate of occupancy, any conditional use permit or variance applicable to the Project or violate any covenants, conditions or other restrictions applicable to the Project. Tenant shall, at Tenant's expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use permits, variances, covenants and restrictions of record, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises provided however that, except to the extent Tenant is otherwise obligated to pay its Tenant's Share as Operating Expenses pursuant to this Lease, Tenant shall have no obligation to construct or pay, at Tenant's sole cost and expense, for the construction of any improvements to the Premises except to the extent due to Tenant's Particular manner of use of the Premises. Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this Section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

                            SEE ADDENDUM PARAGRAPH 6

           6.3 CONDITION OF PREMISES. Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Project in their condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state and local laws, ordinances, regulations and permits governing the use of the Premises, the Project's certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants or restrictions of record affecting the use of the Premises or the Project. Tenant shall comply with all federal, state and local laws and regulations governing occupational safety and health at Tenant's sole cost and expense. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use, and that neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant's business.

7.   MAINTENANCE, REPAIRS AND ALTERATIONS.

           7.1 LANDLORD'S OBLIGATIONS. Landlord shall keep the Project (excluding the interior of the Premises and space leased to other occupants of the Project) in good condition and repair. Except as provided in Section 9.3, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Project in good order, condition and repair.

           7.2      TENANT'S OBLIGATIONS.

                    (a) Except as otherwise provided in this Lease, subject to the requirements of Section 7.3, Tenant shall be responsible for payment of the cost of keeping the Premises in good condition and repair, reasonable wear and tear and casualty (except as otherwise provided in Section 9) excepted, and if Landlord makes any repairs to the Premises, the cost thereof shall be paid by Tenant to Landlord. Tenant shall be responsible for the cost of painting, repairing or replacing wall coverings, and the cost of repairing or replacing any improvements made to the Premises by Landlord or Tenant. Landlord may, but shall not be obligated to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to any equipment located therein as Landlord deems necessary, in its sole discretion.

                    (b) On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty (except as otherwise provided in Section 9) excepted, clean and free of debris and Tenant's personal property. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Except as otherwise stated in this Lease, Tenant shall leave the power panels, electrical distribution systems, lighting fixtures, HVAC, window coverings, wall coverings, carpets, wall panelling, ceilings and plumbing at the Premises and in good operating condition.

           7.3      ALTERATIONS AND ADDITIONS.

                    (a) Tenant shall not, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Alterations") in, on or about the Premises or the Project. As used in this Lease, the term "utility installation" shall mean carpeting or other floor covering, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. At the expiration of the Term, Landlord may require the removal of any Alterations installed by Tenant (other than the initial Improvements, as such term is defined in the Work Letter Agreement)and the restoration of the Premises and the Project to their prior condition, at Tenant's expense. If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been expressly approved by Landlord, and Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk" insurance in an amount approved by Landlord and workers compensation insurance.

                            SEE ADDENDUM PARAGRAPH 7

                    (b) Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

                    (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability arising out of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action.

                  (d) Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project as provided by law.

                  (e) All Alterations (whether or not such Alterations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant shall be made and done in a good and workmanlike manner and with new materials satisfactory to Landlord and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the

Lease Term, unless Landlord requires their removal pursuant to Section 7.3(a). Provided Tenant is not in default, notwithstanding the provisions of this
Section 7.3(a), Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Project, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 7.2(b).


           7.4 FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its Term or otherwise, and Tenant fails to remove its property as required by Section 7.2(b), in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may, with three (3) days prior notice to Tenant, remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant and at any time (before or after Landlord stores said property), Landlord may sell any or all such property at public or private sale, in such a manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of such sale: first, to the cost and expenses of the sale, including reasonable attorneys' fees actually incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under this Lease; and fourth, the balance, if any, to Tenant.

                            SEE ADDENDUM PARAGRAPH 8

8.   INSURANCE.

           8.1.   INSURANCE-TENANT.

                  (a) During the Term of the Lease and at such other times as Tenant occupies the Premises, Tenant shall keep in force at its expense "commercial general liability" insurance including an ISO broad form endorsement or its equivalent with respect to the Premises with limits of not less than One Million Dollars ($1,000,000) combined single limit or such higher amount as Landlord may reasonably require in writing from time to time. The insurance shall cover liability arising out of Tenant's operations and liability arising out of work performed at the Premises by other persons on behalf of Tenant, and shall specifically include the contractual liability assumed by Tenant under this Lease. Such coverage, if written on a claims-made basis, must provide for a retroactive date which is prior to the date Tenant occupies the Premises, and the same retroactive date shall continue during the entire Term of this Lease.

                  (b) Tenant will also maintain "all risk" extended coverage property insurance written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant's trade fixtures and other property. Such policies shall provide protection against any peril included within the classification "fire and extended coverage," against vandalism and malicious mischief, theft and sprinkler leakage. If this Lease is terminated as the result of a casualty in accordance with Section 9, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord.

                  (c) Tenant shall, at all times during the Term hereof, maintain in effect workers' compensation insurance as required by applicable law and business interruption insurance.

           8.2    INSURANCE-LANDLORD.

                  (a) Landlord shall obtain and keep in force a policy of comprehensive general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

                  (b) Landlord shall also obtain and keep in force during the Term of this Lease a policy or policies of "all risk" insurance covering loss or damage to the Project in the amount of not less than eighty percent (80%) of the full replacement cost thereof, as determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's sole discretion. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. At Landlord's option, Landlord may obtain insurance coverages and/or bonds related to the operation of the parking areas. At Landlord's option, Landlord may obtain coverage for flood and earthquake damages. In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Project. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. In addition to amounts payable by Tenant in accordance with Section 4.2, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the Commencement Date to the extent the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

                            SEE ADDENDUM PARAGRAPH 9

           8.3. INSURANCE POLICIES. Tenant shall deliver to Landlord copies of the insurance policies or certificates of insurance required under Section 8.1 within fifteen (15) days prior to the Commencement Date of this Lease. Tenant's insurance policies or certificates of insurance shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of payment of premiums for renewals thereof and promptly forward renewals to Landlord once available. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, with a general policyholders rating of not less than "A" and a financial rating of not less than "Class X," as rated in the most recent edition of "Best Insurance Reports." Tenant's insurance policies shall be issued as primary policies and not contributing with and not in excess of coverage which Landlord may carry. Landlord, and at Landlord's option the holder of any mortgage or deed of trust encumbering the Project, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by
Section 8.1 above. Tenant's insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000).

           8.4. WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by insurance carried by such party (or required to be carried by such party by this Lease) to the extent of the insurance proceeds paid under any such policy, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Landlord and Tenant shall each cause the insurance policies they obtain in accordance with this
Section 8 to provide that the insurance company waives all right of recovery by subrogation against either party in connection with any damage covered by any policy.

           8.5. COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant's property or Tenant's obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit its obligations under this Lease.


9.   DAMAGE OR DESTRUCTION.


           9.1 EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is materially damaged (as defined in Section 9.2 below) by fire, earthquake, flood, explosion, the elements, riot or any other casualty, Landlord shall have the right in its sole and complete discretion to repair or to rebuild the Project or to terminate this Lease provided that Landlord may terminate this Lease only if it terminates all of the leases in the Building. Landlord shall within ninety (90) days after the occurrence of such damage notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project, but in good faith determines that the Project cannot be rebuilt or repaired within two hundred seventy (270) days after the date of the occurrence of the damage, without payment of overtime or other premiums, and the damage to the Project has rendered the Premises unusable in the ordinary course, Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair, and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon written notice to Landlord. Tenant's termination right described in the preceding sentence shall not apply if the damage was caused by Tenant's negligence or willful misconduct. Failure of Tenant to exercise said election within said period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays beyond Landlord's reasonable control.

                           SEE ADDENDUM PARAGRAPH 10


           9.2 DEFINITION OF MATERIAL DAMAGE. The damage shall be deemed material if, in Landlord's reasonable judgment, the uninsured cost of repairing the damage will exceed One Hundred Thousand ($100,000). If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds Five Hundred Thousand ($500,000). Damage to the Project shall also be deemed material if (a) the Project cannot be repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of One Hundred Thousand ($100,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease Term, unless Tenant has exercised its Option to Renew the Lease for the Extended Term, in which event this provision shall apply to the last twelve (12) months of the Extended Term.

           9.3. ABATEMENT OF RENT. If Landlord elects to repair damage to the Project and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or willful misconduct of Tenant or its employees or agents(provided that Tenant shall in any event be entitled to rent abatement to the extent of rent loss insurance received by Landlord), Tenant's Base Rent and Tenant's Share of Operating Expense increases shall be abated in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business until the repairs are completed.


           9.4. TENANT'S NEGLIGENCE. If such damage or destruction occurs as a result of the negligence or willful misconduct of Tenant or Tenant's employees or agents, and the proceeds of insurance which are paid under any applicable policy are not sufficient to repair all of the damage, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

           9.5. TENANT'S PROPERTY. Landlord shall not be required to repair any injury or damage to, or to make any repairs or replacements of, any fixtures, furniture, equipment or tenant improvements installed in the Premises, and Tenant shall repair and restore all such property at Tenant's sole expense.

           9.6. WAIVER. Landlord and Tenant hereby waive the provisions of any statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

10.  REAL PROPERTY TAXES.

           10.1. PAYMENT OF TAXES. Landlord shall pay the real property tax, as defined in Section 10.2, applicable to the Project subject to reimbursement by Tenant of Tenant's Share of such taxes in accordance with the provisions of
Section 4.2.


           10.2. DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than succession, capital, levy, corporate franchise, recordation, transfer, mortgage,inheritance, personal income or estate taxes) imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax", or (b) the nature of which was hereinbefore included within the definition of "real property tax", or
(c) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (d) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof, or (e) transportation taxes, fees or assessments, including, but not limited to, mass transportation fees, regional transportation district fees, metrorail fees, trip fees and similar fees and assessments, or (f) fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution, or (g) parking fees or parking taxes paid by Landlord, or (h) any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize real property taxes.

                            SEE ADDENDUM PARAGRAPH 11

           10.3. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

11.  UTILITIES.

           11.1. SERVICES PROVIDED BY LANDLORD. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide HVAC to the Premises for normal office use during the times described in Section 11.3, reasonable amounts of electricity for normal office lighting and fractional horsepower office machines, water in the Premises or in the Common Area for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, and building standard janitorial services.

           11.2. SERVICES EXCLUSIVE TO TENANT. Tenant shall pay for all water, gas, heat, electricity, telephone and other utilities and services supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay, at Landlord's option, either Tenant's Share or a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the Project.

           11.3. HOURS OF SERVICE. Building services and utilities shall be provided Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 9:00 a.m. to 1:00 p.m. Janitorial services shall be provided Monday through Friday. HVAC and other Building services shall not be provided at other times or on nationally recognized holidays. Landlord shall use its best efforts to provide HVAC to Tenant at times other than those set forth above subject to (a) the payment by Tenant of Landlord's standard charge, as determined by Landlord from time to time, in Landlord's sole discretion, for after hours HVAC and (b) Tenant providing to Landlord at least one (1) business day's advance written notice of Tenant's need for after hours HVAC. As of the date of this Lease, and subject to future increases, the standard charge for after hours HVAC is Forty Dollars ($40.00) per hour. Tenant shall pay all after hours HVAC charges to Landlord within three (3) days after Landlord bills Tenant for said charges.

           11.4.    EXCESS USAGE BY TENANT. Notwithstanding the use set forth in
Section 1.5, Tenant shall not use Building utilities or services in excess of those used by the average office building tenant using its premises for ordinary office use. Tenant shall not install at the Premises office machines, lighting fixtures or other equipment which will generate above average heat, noise or vibration at the Premises or which will adversely effect the temperature maintained by the HVAC system. If Tenant does use Building utilities or services in excess of those used by the average office building tenant, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to (a) at Tenant's expense, install separate metering devices at the Premises, and to charge Tenant for its usage, (b) require Tenant to pay to Landlord all costs, expenses and damages incurred by Landlord as a result of such usage, and (c) require Tenant to stop using excess utilities or services. Tenant's electrical usage at the Premises shall be considered reasonable so long as it does not exceed, on a monthly average, five (5) watts per usable square foot of the Premises.

           11.5. INTERRUPTIONS. Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish utilities or other services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Section 11. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

                           SEE ADDENDUM PARAGRAPH 12

12.  ASSIGNMENT AND SUBLETTING.

           12.1. LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which shall not be unreasonably withheld. Landlord shall respond to Tenant's written request for consent hereunder within thirty (30) days after Landlord's receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease. Tenant's written request for Landlord's consent shall include, and Landlord's thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant for the past three (3) years prepared in accordance with generally accepted accounting principles, (b) federal tax returns for the proposed assignee or subtenant for the past three (3) years, (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, and (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant. Tenant shall have no obligation to deliver the information described in subparagraph (a) or (b) above in the case of a sublet. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and
(c) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than twenty five percent (25%) of the voting stock of such corporation during the Term of this Lease (whether or not in one or more transfers) or the dissolution or merger of the corporation, or (b) if Tenant is a partnership or other entity, of more than twenty five percent (25%) of the profit and loss participation in such partnership or entity during the Term of this Lease (whether or not in one or more transfers) or the dissolution or liquidation of the partnership.

                           SEE ADDENDUM PARAGRAPH 13

           12.2. STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 12. Tenant acknowledges and agrees that each requirement, term and condition in this
Section 12 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 12 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord's reasonable judgment, a proposed assignee has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee's or subtenant's business will impose a burden on the Project's parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord's reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant does not, in Landlord's reasonable judgment, have a good credit rating; (g) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (h) the use of the Premises by the proposed assignee or subtenant will not be for the use permitted by this Lease; (i) Landlord has ever evicted or been involved in litigation with the proposed assignee or subtenant;
(j) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (k) Tenant is in default as defined in Section 13.1 at the time of the request; or (l) if requested by Landlord, the assignee or sublessee refuses to sign a non-disturbance and attornment agreement in favor of Landlord's lender.

           12.3. ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:

                  (a) Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

                  (b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

                  (c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 12.

                  (d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

                  (e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

                  (f) Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

                  (g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

                  (h) Landlord shall not be liable under this Lease or under any assignment or sublease to any assignee or subtenant.

                  (i) No sublease may be modified or amended (if such modification will have a material adverse effect to Landlord) without Landlord's prior written consent.


           12.4. ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                  (a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

                  (b) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

           12.5. TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent fifty percent (50%) of all amounts received by Tenant from such assignee or subtenant in excess of the amounts payable by Tenant to Landlord hereunder (the "Transfer Premium"). "Transfer Premium" shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per rentable square foot basis. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.

                           SEE ADDENDUM PARAGRAPH 14


           12.6. LANDLORD'S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this Section 12, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any request by Tenant to assign this Lease or to sublease space in the Premises, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord's election. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant's Share of Operating Expense increases and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this Section 12.6 is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or sublessee, to give Landlord the ability to meet additional space requirements of other tenants of the Project and to permit Landlord to control the leasing of space in the Project. Tenant acknowledges and agrees that the requirements of this Section 12.6 are commercially reasonable and are consistent with the intentions of Landlord and Tenant.

                           SEE ADDENDUM PARAGRAPH 15

           12.7. LANDLORD'S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees, provided however, that said costs and expenses shall not exceed Five Hundred Dollars ($500.00) in any one transaction.

13.  DEFAULT; REMEDIES.

           13.1. DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2. Landlord or Landlord's authorized agent shall have the right to serve any notice of default, notice to pay rent or quit or similar notice.

                  (a) Tenant's failure to make any payment of Base Rent, Tenant's Share of Operating Expense increases, parking charges, charges for after hours HVAC, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 13.1(a).

                  (b) The abandonment of the Premises by Tenant in which event Landlord shall not be obligated to give any notice of default to Tenant.

                  (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a) and (b), above), where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(c).


                  (d) (i) The making by Tenant or any guarantor of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the institution of proceedings seeking the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days or the institution of a foreclosure proceeding against Tenant's real or personal property; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days. In the event that any provision of this Section 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

                  (e) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder, is or was materially false.

                  (f) If Tenant is a corporation or a partnership, the dissolution or liquidation of Tenant, except as may be otherwise permitted in
Section 12.

           13.2.    REMEDIES.

                  (a) In the event of any default or breach of this Lease by Tenant, Landlord may, at any time thereafter, after the notice and cure periods set forth in Section 13.1 have expired, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

                           (i)  terminate Tenant's right to possession of the
Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant
(A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The "worth at time of award" of the amounts referred to in Section 13.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of two percent (2%) per annum over the "prime rate" as established by NationsBank of Virginia, N.A., or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Section 13.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Baltimore at the time of award plus one percent (1%). For purposes of this Section 13.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

                           (ii)  maintain Tenant's right of possession in which
event Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due.

                           (iii)  collect sublease rents (or appoint a receiver
to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

                           (iv)  pursue any other remedy now or hereafter
available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

                  (b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                  (c) If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery of keys to Landlord or any employee or agent of Landlord shall not constitute the termination of the Lease or the surrender of the Premises.


           13.3 DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. This Lease and the obligations of Tenant and Landlord hereunder shall not be affected or impaired because Landlord or Tenant are unable to fulfill any of their obligations hereunder or is delayed in doing so (except with respect to Tenant's monetary obligations under this Lease, including paying Base Rent and all additional rent, to which this provision shall not apply), if such inability or delay is caused by reason of strike or other labor problems, acts of God, riot, insurrection, governmental actions or requirements, or any other cause beyond the reasonable control of such party, and the time for such party's performance shall be extended for the period of any such delay.


           13.4. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expense increases, parking charges, after hours HVAC charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Tenant's Share of Operating Expense increases, parking charges, after hours HVAC charges or any other sum due from Tenant shall not be received by Landlord within five (5) days of when such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Section 13.5.

                           SEE ADDENDUM PARAGRAPH 16

           13.5. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of two percent (2%) per annum over the "prime rate" as established by NationsBank of Virginia, N.A., or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

           13.6. PAYMENT OF RENT AFTER DEFAULT. If Tenant fails to pay Base Rent, Tenant's Share of Operating Expense increases, parking charges or any other monetary obligation due hereunder on the date it is due, after Tenant's third failure to pay any monetary obligation on the date it is due, at Landlord's option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check. If Landlord has required Tenant to make said payments by cashiers check, Tenant's failure to make a payment by cashiers check shall be a material default hereunder.

14. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after three (3) days' prior written notice to Tenant, make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) days after delivery by

Landlord to Tenant of statements therefor, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Section 14.


15. CONDEMNATION. If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days, Tenant's rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant's Share of Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project provided that Landlord may terminate this Lease only if it terminates all of the leases in the Building. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's trade fixtures and removable personal property and any award available for the relocation of Tenant's business. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair. Except as set forth in this Section 15, Landlord shall have no liability to Tenant for interruption of Tenant's business upon the Premises, diminution of Tenant's ability to use the Premises, or other injury or damage sustained by Tenant as a result of such condemnation.

16.  VEHICLE PARKING.

           16.1. USE OF PARKING FACILITIES. During the Term and subject to the rules and regulations attached hereto as Exhibit "C" as modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.13 in the parking facility of the Project at the monthly rate applicable from time to time for monthly parking as set by Landlord and/or its licensee. Landlord may, in its sole discretion, assign tandem parking spaces to Tenant and designate the location of any reserved parking spaces. Landlord reserves the right at any time to relocate Tenant's reserved and unreserved parking spaces. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant's parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease.

          16.2 PARKING CHARGES. The initial monthly parking rate per parking space is set forth in Section 1.14 and is subject to change by Landlord upon five (5) days' prior written notice to Tenant. Monthly parking fees shall be payable in advance prior to the first day of each calendar month. Visitor parking rates shall be determined by Landlord from time to time in Landlord's sole discretion. The parking rates charged to Tenant may not be the lowest parking rates charged by Landlord for the use of the parking facility. Notwithstanding anything to the contrary contained herein, any tax imposed on the privilege of occupying space in the parking facility, upon the revenues received by Landlord from the parking facility or upon the charges paid for the privilege of using the parking facility by any governmental or quasi-governmental entity may be added by Landlord to the monthly parking charges paid by Tenant at any time, or Landlord may require Tenant and other persons using the parking facility to pay said amounts directly to the taxing authority.

                           SEE ADDENDUM PARAGRAPH 17

17. BROKER'S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in
Section 1.15, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

18.  ESTOPPEL CERTIFICATE.

           18.1. DELIVERY OF CERTIFICATE. Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following:
(a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, and (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

           18.2. FAILURE TO DELIVER CERTIFICATE. At Landlord's option, the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant hereunder (after expiration of all notice and cure periods set forth in section 13.1 have expired), or (after expiration of all notice and cure periods set forth in section 13.1 have expired) it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one month's Base Rent has been paid in advance, and (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and Tenant has taken possession of the Premises.

           18.3. FINANCIAL INFORMATION. If Landlord desires to finance, refinance, or sell the Project, or any part thereof, Tenant hereby agrees to deliver, and to cause any guarantor of Tenant's obligations to deliver, to any lender or purchaser designated by Landlord such financial statements of Tenant or any guarantor and other information as may be reasonably required by such lender or purchaser. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

19. LANDLORD'S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease provided Landlord's successor in interest assumes Landlord's obligations under this Lease; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's security deposit to Tenant or transfer Tenant's security deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord's equity interest in the Project (which for purposes herein shall include any applicable insurance or condemnation proceeds) for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord and Tenant shall not seek recourse against the individual partners of Landlord or their assets.


20. INDEMNITY. Except to the extent released pursuant to Section 8.4 herein, Tenant shall indemnify, defend and hold harmless Landlord, its agents, partners, and employees from and against any and all claims for damage to the person or property of any person or entity arising from Tenant's use of the Project, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Project and shall further indemnify, defend and hold harmless Landlord, its agents, partners and employees from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation of Tenant to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant's agents or employees, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred by Landlord, its agents, partners and employees as the result of any such use, conduct, activity, default or negligence. In case any action or proceeding is brought against Landlord, its agents, partners and employees, Tenant shall defend Landlord, and its agents, partners and employees at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any claim in order to be so indemnified. This indemnity shall survive the expiration or sooner termination of this Lease.


21. EXEMPTION OF LANDLORD FROM LIABILITY. Except where caused by the grossly negligent acts or willful misconduct of Landlord Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, hazardous waste, fire, steam, electricity, gas, water or rain, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of the damage or injury arises out of Landlord's or its employees or agents negligent or intentional acts. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to property of Tenant or injury to persons, in, upon or about the Project arising from any cause, excluding Landlord's gross negligence or the gross negligence of its agents, partners or employees, and Tenant hereby waives all claims in respect thereof against Landlord, its agents, partners and employees.


22. HAZARDOUS MATERIAL. For purposes of this Lease, the term "Hazardous Material" means any hazardous substance, hazardous waste, infectious waste, or toxic substance, material, or waste which becomes regulated or is defined as such by any local, state or federal governmental authority. Except for small quantities of ordinary office supplies such as copier toners, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Material to be brought, kept or used in or about the Premises or the Project by Tenant, its agents or employees. Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Lease as result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material. Tenant shall promptly notify Landlord of any release of a Hazardous Material in the Premises or at the Project of which Tenant becomes aware, whether caused by Tenant or any other person or entity. The provisions of this Section 22 shall survive the termination of the Lease.

                           SEE ADDENDUM PARAGRAPH 18

23. MEDICAL WASTE DISPOSAL. If Tenant produces medical waste, Landlord may, at its option, provide medical waste disposal services to Tenant. If Landlord elects to provide such services, Landlord may require Tenant to use said services. Landlord, at its option, may bill Tenant directly for such services, which amounts shall then constitute additional rent hereunder, or Landlord may include the cost of providing such services in Operating Expenses. Tenant waives its right to the fullest extent allowed by law to assert any claim against Landlord in connection with the negligent provision of medical waste disposal services by Landlord. In the event Landlord is unable or chooses not to provide such disposal services to Tenant, Tenant shall arrange for the disposal of its medical waste and such disposal shall be done in compliance with all applicable laws. Tenant hereby agrees to indemnify, defend and hold harmless Landlord against any cost, loss, liability, action, suit or expense (including attorneys' fees) arising out of or relating to the existence of or the disposal of medical waste produced by Tenant at the Premises.

24. TENANT IMPROVEMENTS. Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant except as set forth in the work letter agreement (the "Work Letter") is attached to this Lease as Schedule 1. If a space plan is attached to the Work Letter, the space plan shall not be effective unless separately initialed by Landlord. Except as set forth in a Work Letter, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Project, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant.

                           SEE ADDENDUM PARAGRAPH 19

25.  SUBORDINATION.

           25.1. EFFECT OF SUBORDINATION. This Lease, and any Option (as defined in Section 26 below) granted hereby shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.


           25.2. EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents reasonably required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder or, at Landlord's option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Section 25.2, said appointment to be a power during the Term of this Lease coupled with an interest and irrevocable.

                           SEE ADDENDUM PARAGRAPH 20

26.  OPTIONS.

           26.1. DEFINITION. As used in this Lease, the word "Option" has the following meaning: (1) the right or option to extend the Term of this Lease or to renew this Lease, and (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.

           26.2. OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant (and each party to each Permitted Transfer as defined in Paragraph 13 of the Addendum to this Lease) and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any permitted transferee as defined in Section 12. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

           26.3. MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

           26.4. EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 13.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease after expiration of the notice and cure periods set forth in Section 13.1. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of this Section 26.4.

           26.5. LIMITATIONS ON OPTIONS. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal or rights of first offer granted hereunder shall be subject and secondary to Landlord's right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be subject and subordinated to any other options, rights of first refusal or rights of first offer previously given to any other person or entity.

                   SEE ADDENDUM PARAGRAPHS 21, 22, 23 AND 24

27. LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; (b) to, at Tenant's expense, provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord's sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and
(d) to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Project. Tenant shall not use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant's business or suffer or permit anyone, except in an emergency, to go upon the roof of the Building. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord's use does not materially and adversely interfere with Tenant's use of the Premises.


28. CHANGES TO PROJECT. Landlord shall have the right, in Landlord's sole discretion, provided such changes do not materially and adversely interfere with Tenant's use and enjoyment of the Premises from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as "Changes") including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes.

30. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Lease Term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

31.  LANDLORD'S ACCESS.

           31.1. ACCESS. Landlord and Landlord's agents and employees shall have the right to enter the Premises at reasonable times for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access. Landlord may at any time place on or about the Building for sale or for lease signs and Landlord may at any time during the last one hundred twenty
(120) days of the Term hereof place on or about the Premises for lease signs.

                           SEE ADDENDUM PARAGRAPH 25

           31.2. KEYS. Landlord shall have the right to retain keys to the Premises and to unlock all doors at the Premises, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Tenant waives any claims for damages or injuries or interference with Tenant's property or business in connection therewith. Tenant shall provide Landlord with one key for each lock in the Premises.

32. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.

33. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not materially and adversely interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord's request and Tenant's failure to do so shall, after expiration of the notice and cure periods set forth in Section 13.1, constitute a material default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.


34. TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the Project or the metropolitan area in which the Project is located.

35. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

36. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant under this Lease.

37. DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant's Share of Operating Expenses, parking charges and charges for after hours HVAC shall be deemed to be rent.

38.  INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in
Section 1.16 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

39. AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

40. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by certified mail, return receipt requested, personal delivery, Federal Express or other delivery service. If notice is given by certified mail, return receipt requested, notice shall be deemed given three
(3) business days after the notice is deposited with the U.S. Mail, postage prepaid, addressed to Tenant or to Landlord at the address set forth in Section
1.17. If notice is given by personal delivery, Federal Express or other delivery service, notice shall be deemed given on the date the notice is actually received by Landlord or Tenant. Either party may by notice to the other specify a different address for notice purposes. Notwithstanding the address set forth in Section 1.17 for Tenant, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time designate by notice to Tenant.

41. WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

42. COVENANTS. This Lease shall be construed as though the covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary.

43. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

44. ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

45. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas. The holding of any auction on the Premises or Common Areas in violation of this
Section 45 shall constitute a material default hereunder.

46. SIGNS. Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises.
                            SEE ADDENDUM PARAGRAPH 26

47. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.


48. QUIET POSSESSION. Provided Tenant is not in default after expiration of the notice and cure periods set forth in Section 13.1 hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.


49. AUTHORITY. If Tenant or Landlord is a corporation, trust, or general or limited partnership, Tenant and Landlord, and each individual executing this Lease on behalf of such entity, represents and warrants to the other that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant or Landlord is a corporation, trust or partnership, Tenant and Landlord shall deliver to the other upon demand evidence of such authority satisfactory to Landlord and Tenant.

50. CONFLICT. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, Exhibits, Addenda or Riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

51. MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 40 on one Tenant shall be deemed service of notice on all Tenants.

52. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

53. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

54. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

55. RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules. Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules.

                           SEE ADDENDUM PARAGRAPH 27

56. RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

57. SECURITY INTEREST. In consideration of the covenants and agreements contained herein, and as a material consideration to Landlord for entering into this Lease, Tenant hereby unconditionally grants to Landlord a continuing security interest in and to all property of any kind or description, including, without limitation, any personal property left by Tenant at the Premises, the security deposit, if any, and any advance rent payment or other deposit, now in or hereafter delivered to or coming into the possession, custody or control of Landlord, by or for the account of Tenant, in any manner and for any purpose, together with any increase in profits or proceeds from such property. The security interest granted to Landlord hereunder secures payment and performance of all obligations of Tenant under this Lease now or hereafter arising or existing, whether direct or indirect, absolute or contingent, or due or to become due. In the event of a default under this Lease which is not cured within the applicable grace period, if any, Landlord is and shall be entitled to all the rights, powers and remedies granted a secured party under the Commonwealth of Virginia Commercial Code and otherwise available at law or in equity, including, but not limited to, the right to retain as damages the personal property, security deposit and other funds held by Landlord, without additional notice or demand regarding this security interest. Tenant agrees that it will execute such other documents or instruments as may be reasonably necessary to carry out and effectuate the purpose and terms of this Section, or as otherwise reasonably requested by Landlord, including without limitation, execution of a UCC-1 financing statement. Landlord's rights under this Section are in addition to Landlord's rights under Sections 5 and 13. Notwithstanding anything to the contrary contained in Section 57 of the Lease, the security interest granted by Tenant to Landlord shall be subordinate to the security interest, if any, granted to Tenant's lenders in the ordinary course of Tenant's business. At Tenant's request, Landlord shall execute a lien waiver, the form of which shall be reasonably satisfactory to Landlord, waiving Landlord's security interest in the collateral described in any such lien waiver.

58. SECURITY FOR PERFORMANCE OF TENANT'S OBLIGATIONS. Notwithstanding any security deposit held by Landlord pursuant to Section 5 and any security interest held by Landlord pursuant to Section 57, Tenant hereby agrees that in the event of a default by Tenant, Landlord shall be entitled to seek a writ of attachment and/or a temporary protective order.

59. FINANCIAL STATEMENTS. From time to time, at Landlord's request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) days' advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant's financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor's financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

60. ATTACHMENTS. The items listed in Section 1.16 are a part of this Lease and are incorporated herein by this reference.

                           SEE ADDENDUM PARAGRAPH 28

61. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD'S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD AND TENANT ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.



LANDLORD                                          TENANT

ADVENT REALTY LIMITED PARTNERSHIP II,             JAYCOR,
a Delaware limited partnership                    a California corporation

By:Advent Realty G.P. II Limited Partnership,
   General Partner


   By:Advent Realty, Inc.,
      General Partner

      By: /s/                                     By: /s/ Eric P. Wenaas
         ----------------------------------       ----------------------------
                                                        Eric P. Wenaas
         ----------------------------------       ----------------------------
                  (print name)                         (print name)

      Its:                                        Its:President & CEO
          ---------------------------------       ----------------------------
                  (print title)                        (print title)

                                    ADDENDUM

         THIS ADDENDUM (the "Addendum") is attached to the Lease dated as of December 6, 1995, by and between ADVENT REALTY LIMITED PARTNERSHIP II, a Delaware limited partnership ("Landlord") and JAYCOR, a California corporation ("Tenant") and incorporated herein by reference thereto. To the extent that there are any conflicts between the provisions of the Lease and the provisions of this Addendum, the provisions of this Addendum shall supersede the conflicting provisions of the Lease.


     1. TERM AND COMMENCEMENT DATE. Section 3.1 of the Lease is hereby modified by adding the following at the end of such Section 3.1: "Landlord shall provide Tenant with thirty days (30) prior notice of the anticipated Commencement Date."

     2. OPERATING EXPENSES EXCLUSIONS. Notwithstanding anything to the contrary in the definition of Operating Expenses set forth in Section 4.2 (c) of the Lease, Operating Expenses shall be defined so as to exclude the following:

          (a)  Legal expenses incurred in the enforcement of leases;

          (b) Costs and expenses which are attributable to repairs or replacements to the extent such expenses are reimbursed to Landlord by virtue of
(i) warranties from contractors or suppliers, (ii) insurance proceeds (except with respect to any deductibles which shall be included in Operating Expenses), or (iii) reimbursement from third parties;

          (c) Costs of repairs or replacements incurred by reason of the gross negligence or willful misconduct of Landlord or its agents;

          (d) Costs in connection with correcting defects in the initial design or construction of the Building;

          (e) Advertising, legal and space planning expenses incurred in procuring tenants for the Building including, but not limited to, tenant allowances, promotional expenses, legal fees for preparation of leases, rent abatements and lease takeover expenses;

          (f) Charges specifically charged to other tenants or occupants of the Building;

          (g) Costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the Commencement Date;

          (h) Fines or penalties resulting from violations of laws or governmental rules, regulations or agreements if Landlord intentionally violated the law, rule or regulation;

          (i) Late charges for property taxes or other items incurred as a result of Landlord's failure to pay bills in a timely manner;

          (j)  Depreciation of the Building;

          (k)  Legal fees and leasing commissions;

          (l) Painting, redecorating or other work which Landlord performs for specific tenants within the tenant's premises;

          (m) Interest and amortization of funds borrowed by Landlord, whether secured or unsecured (except as specifically provided in Section 4.2(e) of the Lease);

          (n) Costs or expenses incurred by Landlord in financing, refinancing, selling or otherwise transferring or encumbering ownership rights in the Building, land, or Property;

          (o) Costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as trustee's fees, annual fees, partnership, organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations);

          (p) Costs incurred to contain, abate, remove or otherwise clean up the Building or Project required as a result of the presence of any hazardous substances on or about the Building or Project caused by the Landlord or another tenant;

          (q) Costs incurred for capital improvements unless made with the reasonable expectation to reduce Operating Expenses or as required by law;

          (r)  Reserves for replacements or repairs; and

          (s) Salaries, wages or other compensation paid to officers or executives of Landlord in their capacities as officers and executives or to employees of Landlord who are not involved in the operation, management, maintenance or repair of the Building.

     3. RIGHT TO AUDIT. Section 4.2(f) of the Lease is hereby modified by adding the following at the end of such Section 4.2(f):


     "Tenant, at its expense, shall have the right at all reasonable times upon prior notice to Landlord, to inspect Landlord's books and records which directly relate to the Operating Expenses; provided, however, that Tenant's right to inspect shall be limited to the ninety (90) day period following the date that Landlord gives Tenant written notice of the detailed statement of actual expenses and such audit shall take place in Landlord's offices. If Tenant disputes Landlord's calculations or determination (Tenant's notice must be given within ten (10) days after the ninety (90) day period referred to herein), such dispute shall be resolved by a public accountant firm reasonably acceptable to each party. If such audit determines that an error has been made in Landlord's determination and calculation which results in an adjustment to the amounts determined and calculated by Landlord in the amount of seven percent (7%) or more, Landlord shall pay for the fees and expenses of such firm, but if such adjustment is less than seven percent (7%), Tenant shall pay for such fees and expenses.

                                      Add-1

     4. OPERATING EXPENSES INCREASES. Section 4.2 of the Lease is hereby further modified by adding the following new subsection (h) therein:

     "(h) Notwithstanding anything to the contrary in this Section 4.2, Tenant shall not be obligated to pay to Landlord its share of increases in Operating Expenses to the extent that such increases exceed seven percent (7%) of the previous calendar year's Operating Expenses provided, however, that there shall be no limitation on the payment by Tenant of increases in Operating Expenses that cannot be controlled by Landlord (which for purposes of this paragraph shall include utility costs, insurance costs, real property tax increases and Force Majeure Events). The foregoing limitations shall be applied separately during each year of the Lease Term."

     5. SECURITY DEPOSIT. Notwithstanding anything to the contrary in Section 5 of the Lease, in the event that Tenant is not in default beyond any applicable cure period as defined in Section 13 of the Lease at any time during the term of this Lease and provided further that Tenant has not exercised its option to terminate as provided for in Paragraph 23 of this Addendum, Landlord shall return the Security Deposit to Tenant upon the expiration of the forty-eighth
(48th) month of the term of the Lease.

     6. COMPLIANCE WITH LAW. Section 6.2 of the Lease is hereby modified by inserting the following at the end of Section 6.2:



          "Landlord warrants to Tenant that, to the best of Landlord's knowledge, the Building, in the state existing on the date this Lease is executed by Landlord and Tenant, but without regard to alterations or improvements to be made by Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date. To the extent that the Landlord receives any notice from a governmental entity that the common areas of the Building are in violation of any requirement of the Americans with Disabilities Act ("ADA") and the Landlord is obligated to undertake action in order to comply with ADA, then in such event Landlord agrees to undertake such remedial action. If such requirement was in effect as of the date hereof and such violation existed as of the date hereof, Landlord shall be responsible for the cost of curing such violation. If such requirement was not in effect as of the date hereof or such violation did not exist as of the date hereof, then the cost of curing such violation shall be included in Operating Expenses, except to the extent such costs would otherwise be excluded from Operating Expenses pursuant to the terms of Section 4.2 hereof. To the extent that such notice requires action with regard to Tenant's particular use of the Premises, Tenant shall be obligated to undertake such action at Tenant's sole cost and expense."

     To the best of Landlord's knowledge, the Building, in the state existing on the date this Lease is executed by Landlord and Tenant, but without regard to alterations or improvements to be made by Tenant or the use for which Tenant will occupy the Premises, complies with all existing fire and life safety requirements of Fairfax County, Virginia."

     7. ALTERATIONS AND ADDITIONS. Notwithstanding anything to the contrary in the Lease, Tenant shall have the right to make non-structural, cosmetic Alterations to the Premises (e.g., paint and carpet) that do not require a building permit or other governmental permit or authorization; provided that Tenant gives Landlord ten (10) days advance written notice of its intention to make the Alterations (said written notice shall include a brief description of the Alteration) and the cost of the Alterations does not exceed $15,000 in any one instance. In addition, to the extent Landlord's consent is required pursuant to the Lease, Landlord agrees to notify Tenant concurrently with Landlord's consent of any such Alterations whether Landlord will require Tenant to remove such Alterations at the end of the Lease Term. For purposes of the Lease, it shall be deemed reasonable for Landlord to require Tenant to perform Alterations during non-business hours if such Alterations will create unreasonable noise, noxious fumes or otherwise interfere with the quiet enjoyment of the other tenants in the Building.

     8. FAILURE OF TENANT TO REMOVE PROPERTY. Notwithstanding anything to the contrary in Section 7.4 or Section 57 of the Lease in no event, however, shall Landlord have a security interest or lien or right of any nature in, nor may Landlord sell, any of Tenant's files, computer disks, books, records, or any confidential, privileged or protected information, property or material, or information, property or material subject to governmental requirements or regulations or security clearances.

     9. INSURANCE. Landlord hereby acknowledges that the use of the Premises by Tenant for the purposes permitted by Section 1.5 hereof, if conducted in accordance with all applicable governmental laws and regulations and in accordance with the requirements of this Lease, shall not be considered a basis for increase in insurance premiums pursuant to this Section 8.2.

     10. DAMAGE OR DESTRUCTION. Section 9.1 of the Lease is hereby modified by inserting the following at the end of Section 9.1:


          "Notwithstanding the foregoing sentence, in the event Landlord elects to restore but is unable to completely restore the Premises such that the Premises are available for use by Tenant in the ordinary course, within two hundred seventy (270) days after the date of the occurrence of the damage, Tenant shall have the right to terminate the Lease, provided any such termination by Tenant occurs prior to delivery of the Premises to Tenant. "

     11. REAL PROPERTY TAXES. Section 10.2 of the Lease is hereby modified by inserting the following at the end of Section 10.2:


     "From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the real property taxes to be reduced on other grounds. If Landlord is successful in causing the real property taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a "reduction") Landlord shall, to the extent practicable, credit the reductions to real property taxes for the calendar year to which the reduction applies and to recalculate the real property taxes owed by Tenant for the years after the year in which the reduction applies based on the reduced real property taxes (if a reduction applies to Tenant's Base Year, the Base Year real property taxes shall be reduced by the amount of the reduction and Tenant's Share of real property tax increases shall be recalculated for all comparison years following the year of the reduction based on the lower Base Year amount). All reasonable costs incurred by Landlord in obtaining the real property tax reductions shall be considered an Operating Expense and Landlord shall determine, in its sole discretion, to which years any reductions will be applied. In addition, all accounting and related costs incurred by Landlord in calculating new Base Years for tenants and in making all other adjustments shall be an Operating Expense. Further, to the extent Tenant is required to pay any assessment of real property taxes, each assessment shall be deemed to be payable in as many installments as is lawful and only the installments that become due during the term of this Lease and before any fine, penalty, further interest or cost may be added to them shall be paid by Tenant."

     12.  INTERRUPTION IN SERVICES. Notwithstanding anything contained in
Section 11 of the Lease to the contrary, if any interruption of utilities or services shall continue for more than five (5) consecutive business days and shall render any portion of the Premises unusable for the normal conduct of Tenant's business, and if Tenant does not in fact use or occupy such portion of the Premises, then all Base Rent and Additional Rent payable hereunder with respect to such portion of the Premises

                                      Add-2
which Tenant does not occupy shall be abated retroactively to the first business day of such interruption, and such abatement shall continue until full use of such portion of the Premises is restored to Tenant. Except in the case of an emergency, the Landlord will give Tenant at least one (1) business day prior notice if Landlord intends to interrupt any services required to be furnished by the Landlord.

     13. ASSIGNMENT AND SUBLEASING TO AFFILIATED ENTITY. Notwithstanding anything to the contrary contained in Section 12 of the Lease, Tenant shall have the right, without Landlord's consent, upon advance written notice to Landlord, to assign the Lease or sublet the whole or any part of the Premises (a) to any entity or entities which are owned by Tenant, or which owns Tenant, (b) in connection with the sale or transfer of substantially all of the assets of the Tenant or the sale or transfer of substantially all of the outstanding ownership interests in Tenant, or (c) in connection with a merger, consolidation or other corporate reorganization of Tenant (each of the above subparagraphs (a), (b) and (c) are hereinafter referred to as a "Permitted Transfer"); provided, that such assignment or sublease is subject to the following conditions:

          (a) Tenant shall remain fully liable under the terms and conditions of the Lease;

          (b) Any such assignment, sublease or transfer shall be subject to all of the terms, covenants and conditions of the Lease;

          (c) In the event of an assignment of the Lease, the assignee shall expressly assume the obligations of Tenant under the Lease by a document reasonably satisfactory to Landlord; and

          (d) If a Permitted Transfer (other than a sublet) occurs under subsections (a), (b) or (c) above, any new tenant under the Lease shall have a net worth at least equal to the net worth of Tenant as of the date of the Lease. Notwithstanding the foregoing, each transfer of an interest in Tenant pursuant to Tenant's employee stock option plan shall not constitute a Transfer herein provided there is no material adverse change to the net worth of Tenant as a result of such transfers.

     14. ASSIGNMENT AND SUBLETTING - CALCULATION OF TRANSFER PREMIUM. For purposes of calculating the Transfer Premium pursuant to Section 12.5 of the Lease, the Transfer Premium shall be reduced by the reasonable documented third-party expenses incurred by Tenant for (a) any out-of-pocket monetary concessions reasonably provided in connection with the assignment or sublease;
(b) any brokerage commissions in connection with the assignment or sublease (not to exceed the amount of a commission customarily paid in connection with similar transactions consummated in the vicinity of the Building); (c) reasonable legal fees incurred in connection with the assignment or sublease; and (d) documented marketing costs. Landlord shall not be entitled to a Transfer Premium in the event of a Permitted Transfer.

     15. LANDLORD'S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary in Section 12.6 of the Lease, in the event Landlord elects to recapture the Premises following a request from Tenant to assign this Lease or to sublease space in the Premises, Tenant shall be given three (3) business days within which to send written notice to Landlord withdrawing its request to assign or to sublease such space in the Premises. Additionally, the terms and conditions of
Section 12.6 of the Lease shall not apply in the case of Permitted Transfers.

     16. LATE CHARGES. Notwithstanding anything to the contrary in Section 13.4 of the Lease, Landlord agrees to waive imposition of such late charge on up to one occasion in any twelve (12) month period provided the overdue payment is made within five (5) business days after Landlord gives Tenant written notice that the payment was not made when due.

     17. PARKING. Notwithstanding anything to the contrary contained in Section 16 of the Lease, during the initial term of this Lease, Tenant shall have the right to one (1) reserved parking space for the use of Tenant's service vehicle at no charge. On or before the Commencement Date, the location of the reserved parking space shall be mutually agreed upon by both Tenant and Landlord. Tenant hereby agrees that within thirty (30) days of execution of this Lease, Tenant will notify Landlord in writing of the number of parking spaces it wishes to designate as "reserved" spaces which such number shall in no event exceed twenty
(20) and provided further that the location of any such reserved space shall be determined in accordance with Section 16.1 of the Lease.

     18. HAZARDOUS MATERIAL. Landlord acknowledges that to the best of its actual knowledge, without independent investigation, Landlord has no reason to believe that the environmental site assessment update prepared by ECS, Ltd. dated November 30, 1993 (the "Environmental Report") delivered to Tenant under separate cover is inaccurate.

     19. TENANT IMPROVEMENTS. Landlord shall provide Tenant with an Improvement Allowance equal to thirteen Dollars ($13.00) per rentable square foot of the Premises (i.e., 27,219 square feet times $13.00 = $353,847.00) for construction of Improvements to the Premises in accordance with the Work Letter Agreement attached hereto and incorporated herein as Schedule 1. Notwithstanding the foregoing, Tenant may use up to twenty percent (20%) of the Improvement Allowance (i.e., actually spent (the "Fixture Allowance") for documented third party costs related to Tenant's cost of occupancy of the Premises, including the purchase of the existing systems furniture currently located in the Premises, the purchase of similar systems furniture, the purchase and installation of Tenant's telecommunications cabling and wiring, and other related items approved by Landlord. If any of the Fixture Allowance is used to purchase furniture, then there shall be a lien placed on the furniture in favor of Landlord. Any improvements other than the Improvements shall be subject to Landlord's prior written approval and shall be at Tenant's sole expense. Tenant's initial occupancy of the Premises shall be deemed an acknowledgment that (except with respect to latent defects for which Tenant shall have one hundred eighty (180) days from occupancy to notify Landlord in writing of such defect) the Premises are in good and tenantable order and that Landlord has provided or constructed all Improvements to be provided or constructed by Landlord except those items, if any, specified on a punch list delivered by Tenant pursuant to Schedule 1.

     20. NON-DISTURBANCE AGREEMENT. Notwithstanding anything to the contrary contained in the Lease, Tenant's subordination to any future mortgage, deed of trust, ground lease or other security shall be conditioned upon the delivery by Landlord to Tenant of a commercially reasonable non-disturbance agreement from the third party in question signed by the Landlord and such third party. For purposes herein, a "commercially reasonable" non-disturbance agreement shall include an agreement substantially similar to the subordination and non-disturbance agreement executed concurrently with execution of this Lease between Tenant and Fleet Bank.

     21.  OPTION TO RENEW.

          (a) Subject to the provisions of Section 26 of the Lease, and provided that Tenant is not in default at the time of Tenant's exercise of the Option and at the commencement of the extended term after expiration of the notice and cure periods provided in Section 13.1, Tenant shall have one (1) five
(5) year Option to renew this Lease (the "Extended Term"). Tenant shall provide to Landlord on a date which is prior to the date that the option period would commence (if exercised) by at least one hundred eighty (180) days and not more than two hundred seventy (270) days, a written notice of the exercise of the option to extend the Lease for the Extended Term, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease. If notification of the exercise of this Option is not so given and received, the option granted hereunder shall

                                      Add-3
automatically expire. Base Rent applicable to the Premises for the Extended Term shall be equal to the fair market rental, taking into account all market concessions, for the like buildings in the Northern Virginia market. The Base Year during the Extended Term shall be the calendar year 2003. All other terms and conditions of the Lease shall remain the same.

          (b) If the Tenant exercises the Option, the Landlord shall determine the fair market rental by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within fifteen (15) days after Tenant exercises its Option. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new base rent within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected and Landlord and Tenant shall attempt to agree upon such fair market rental, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date") then the parties shall each within ten (10) days following the Outside Agreement Date appoint a real estate broker who shall be licensed in the Commonwealth of Virginia and who specializes in the field of commercial office space leasing in the Northern Virginia market, has at least five (5) years of experience and is recognized within the field as being reputable and ethical. If one party does not timely appoint a broker, then the broker appointed by the other party shall promptly appoint a broker for such party. Such two individuals shall each determine within ten (10) days after their appointment such base rent. If such individuals do not agree on base rent, then unless each determination is within five percent (5%) of the other determination in which event the parties shall take the average of their two determinations, the two individuals shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual having the qualifications described above. If the two brokers are unable to agree upon a third broker, the third broker shall be appointed by the President of the Northern Virginia Board of Realtors. In the event the Northern Virginia Board of Realtors is no longer in existence, the third broker shall be appointed by the President of its successor organization. If no successor organization is in existence, the third broker shall be appointed by the Chief Judge of the Circuit Court of Fairfax County, Virginia. The third individual shall within ten (10) days after his or her appointment make a determination of such base rent. The third individual shall determine which of the determinations of the first two individuals is closest to his own and the determination that is closest shall be final and binding upon the parties, and such determination may be enforced in any court of competent jurisdiction. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the base rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent so determined.

     22. RIGHT OF FIRST OFFER. Subject to the provisions of Section 26 of this Lease, and provided that Tenant is not in default after expiration of the notice and cure periods set forth in Section 13.1 hereunder at the time of Tenant's exercise of the Option, and subject to all other options held on or before the date this Lease is executed by existing tenants of the Building, Tenant shall have a right of first offer at any time after the space which Landlord is currently marketing in the Building (namely the entire second, third and fifth floors of the Building plus an additional 3,992 square feet on the first floor) is ninety-five percent (95%) leased, on any space that becomes available on the fourth floor of the Building (the "Option Space"). Prior to leasing the Option Space, Landlord shall give Tenant written notice of its intent to lease the Option Space. Tenant may exercise such right only as to all of the Option Space described in the Landlord's notice, and not to merely a part of such Option Space. Tenant shall have five (5) business days in which to provide Landlord with written notice of its election to exercise such right. Terms and conditions pertaining to the lease of the Option Space shall be negotiated between Landlord and Tenant within thirty (30) days of Landlord receiving written notice of Tenant's intention to exercise this right. The Base Rent payable for the Option Space shall be at the "fair market rent" of the Option Space. If Tenant does not give Landlord written notice of its election to lease such Option Space within the aforesaid five (5) business day period or terms and conditions are not agreed upon within the aforesaid thirty (30) day period, Landlord shall thereafter be free to lease such Option Space to a third party on any terms and conditions that Landlord shall select, with no further obligation to Tenant. In the event that Landlord offers any space to Tenant pursuant to this right of first offer, and Tenant elects not to lease the space, the space so offered shall no longer be subject to this right of first offer, and thereafter Landlord shall not be obligated to offer said space to Tenant.


     23. TENANT'S OPTION TO TERMINATE. The following section is hereby inserted at the end of Section 26 of the Lease:


          "26.6 TENANT'S OPTION TO TERMINATE. Subject to the provisions of
     Section 26 of the Lease, Tenant shall have the option to terminate this Lease effective on the last day of the Sixtieth (60th) month of the initial Term of the Lease, or if not exercised, on the last day of the Seventy-Second (72nd) month of the initial Term of the Lease, or if not exercised, on the last day of the Seventy-Eighth (78th) month of the initial Term of the Lease. Tenant shall provide to Landlord on a date which is prior to the applicable aforesaid termination dates by at least three hundred sixty-five (365) days (i.e., the last day of the Forty-Eighth
     (48th) month of the initial Term of the Lease, the last day of the Sixtieth
     (60th) month of the initial Term of the Lease, and the last day of the Sixty-Sixth (66th) month of the initial Term of the Lease, respectively) a written notice of the exercise of the Option to terminate the Lease, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease. If notification of the exercise of any of the Options to terminate is not so given and received, that Option shall automatically expire. As a condition to the effectiveness of the Option, Tenant shall pay to Landlord no later than sixty (60) days prior to the applicable early termination date of the Lease an amount equal to one hundred percent (100%) of the unamortized portion of the following itemized costs (the "Termination Payment") (as amortized on a straight-line basis over the initial Term of the Lease): construction costs, engineering expenses, legal fees and brokerage fees incurred by Landlord in connection with the Lease, which total cost as of the date of execution of this Lease is deemed to be Five Hundred Fifty-Nine Thousand Eight and 83/100 Dollars ($559,008.83). The Termination Payment is in addition to payment by the Tenant of all other amounts payable by Tenant to Landlord pursuant to the Lease prior to the early termination date of the Lease."

     24. OPTIONS. Section 26.2 of this Lease is hereby modified to provide that so long as in excess of fifteen percent (15%) of the Premises is not sublet at any one time, Tenant shall not lose the options granted hereunder.

     25. RESTRICTED AREAS. Notwithstanding anything in the Lease, including without limitation the provisions of Section 31 thereof to the contrary, Landlord, and Landlord's agents and employees, shall not enter, and shall not retain keys to unlock doors to any portion of the Premises designated to Landlord as a restricted area containing any confidential, privileged or protected information or property or material or information subject to governmental requirements or regulations or security clearances (collectively the "Restricted Areas"). In the event of an emergency involving the immediate threat of material injury to person or substantial damage to property, however, Landlord, and Landlord's agents and employees, may enter the affected Restricted Areas only if (a) Landlord has promptly contacted a Tenant's Representative (as hereinafter defined) and a Tenant's Representative promptly accompanies Landlord, and Landlord's agents and employees, in the affected Restricted Area, or (b) Landlord has promptly, but unsuccessfully, sought to contact the Tenant's Representatives or Landlord has promptly contacted a Tenant's Representative but the Tenant's Representative fails to promptly meet the Landlord at the Premises. In all instances that Landlord, or Landlord's agents or employees, enter any Restricted Areas, such parties shall not disturb or examine any of the information, property or materials located therein. The term "Tenant's Representative" is hereby defined as such person(s), as may be designated, at any time and from time to time, in a writing delivered by Tenant to Landlord. On the date hereof, each of the following shall be a Tenant's Representative: Ms. Becky Miller (home telephone: (703) 255-3382) (office telephone: (703) 847-4000); and Bruce DePietrantio (home telephone: (301) 384-4482) (office telephone (703) 847-4000).

                                      Add-4

     26. SIGNS. Section 46 of the Lease is hereby modified by adding the following sentence to the end of Section 46. "Landlord will provide, at its sole cost and expense, suite entry signage and building directory signage. The design, size, location and materials of such signage shall be in accordance with Landlord's standard building signage package. In addition, provided Tenant is the single largest tenant in the Building at the time the Building reaches ninety-five percent (95%) occupancy, and Tenant is not subleasing more than fifteen percent (15%) of the Premises, then Tenant shall have the right, at Tenant's sole cost and expense, to erect an illuminated sign on the Building, the size, location, design and installation of which shall be mutually agreed upon by Landlord and Tenant and which shall meet all applicable codes and regulations. Tenant shall be responsible for obtaining all applicable governmental approvals and permits."

     27. RULES AND REGULATIONS. Landlord agrees that the rules and regulations shall not be changed or revised or enforced in any way by Landlord that (a) is inconsistent with the terms of the Lease, (b) reduces Landlord's obligations under the Lease, or (c) increases Tenant's monetary obligations or materially increases nonmonetary obligations. In the event of any inconsistency between any provision of this Lease and the rules, the applicable Lease provision shall control. Landlord shall enforce the rules in a consistent and uniform fashion.

     28. ROOF-TOP ACCESS. Landlord hereby agrees that Tenant shall have, subject to the rights of other tenants in the Building, non-exclusive access to and use of a portion of the Building roof for Tenant's communication equipment, the location of which shall be determined by Landlord, in Landlord's sole discretion. In the event Tenant wishes to place communication equipment on the roof, Tenant shall execute a license agreement substantially in the form attached to this Lease as Exhibit F. There shall be no cost to Tenant during the initial Term of the Lease and any extensions thereof for the use of the roof-top for the installation of one (1) antenna.




                                      Add-5

                                    EXHIBIT A

                                   FLOOR PLAN

                                    EXHIBIT B

                               VERIFICATION LETTER

     JAYCOR, a California corporation, ("Tenant") hereby certifies that it has entered into a lease with ADVENT REALTY LIMITED PARTNERSHIP II, a Delaware Limited Partnership ("Landlord") and verifies the following information as of the _____ day of ___________, 19__:





     Number of Rentable Square Feet in Premises:
                                                ------------------------------
                              Commencement Date:
                                                ------------------------------
                         Lease Termination Date:
                                                ------------------------------
                                 Tenant's Share:
                                                ------------------------------
                              Initial Base Rent:
                                                ------------------------------
                     Billing Address for Tenant:
                                                ------------------------------

                                                ------------------------------

                                                ------------------------------

                                      Attention:
                                                ------------------------------


                               Telephone Number:
                                                ------------------------------
                           Federal Tax I.D. No.:
                                                ------------------------------


     Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed and that Tenant has accepted possession of the Premises (except with respect to latent defects for which Tenant shall have one hundred eighty (180) days from occupancy to notify Landlord in writing of such defect) and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease. Tenant acknowledges that it has inspected the Premises and found them suitable for Tenant's intended commercial purposes.


                              TENANT

                              JAYCOR


                              By:
                                 -------------------------------------------

                                 -------------------------------------------
                                                (print name)

                              Its:
                                  ------------------------------------------

                                  ------------------------------------------
                                                (print title)

                                    EXHIBIT C

                              RULES AND REGULATIONS

                                  GENERAL RULES

     Tenant shall faithfully observe and comply with the following Rules and Regulations.


1. EXCEPT AS OTHERWISE PERMITTED IN THE LEASE, Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project's normal hours of business as defined in Section 11.3 of the Lease. Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project. Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Project without Landlord's prior authorization. All moving activity into or out of the Project shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.

6. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas.

7. The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

8. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

9. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles or other vehicles.

10. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Project by other tenants.

11. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

12. Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

13. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

14. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

15. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

16. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

17. No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant. No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises. The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

18. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

                                 PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles".

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Parking stickers or identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers or devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4. Landlord reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent off site locations(s), and to allocate them between compact and standard size and tandem spaces, as long as the same complies with applicable laws, ordinances and regulations.

5. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6. Validation of visitor parking, if established, will be permissible only by such method or methods as Landlord may establish at rates determined by Landlord, in Landlord's sole discretion.

7. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements. Garage managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9. Every driver is required to park his own car. Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car. The driver parking behind the first car must leave his key with the parking attendant. Failure to do so shall subject the driver of the second car to a Fifty Dollar ($50.00) fine. Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities. The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the garage. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

10. No vehicles shall be parked in the parking garage overnight. The parking garage shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                    EXHIBIT E

                             CLEANING SPECIFICATIONS


DAILY SERVICES

RESTROOMS AND LOCKER AREAS

Restrooms will receive complete cleaning and sanitation each night according to the specification listed below:

         Commodes and Urinals: Commodes will be inside and outside including under the lips of each bowl. This work will be performed using an approved disinfectant cleanser. All bright metal will be cleaned and dry polished. Deodorant blocks will not be used in the urinals.

         Washbasins: Washbasins will be washed inside and outside using an approved disinfectant cleanser. All bright metal fixture units and plumbing will be dry polished.

         Stall Partitions: All stall partitions will be damp cleaned using an approved disinfectant cleanser. Special attention will be given to urinal partitions.

         Entrance door: All entrance doors, including stops, jambs, and frames will be cleaned. Stainless steel kickplates will be polished nightly.

         Mirrors and Lights: All mirrors and lights immediately above mirrors will be cleaned. Burned out lights will be reported to the maintenance department.

         Couches and Chairs: Leather or vinyl couches and chairs will be damp cleaned. All vanity chairs, stools and other furniture will be treated in a like manner. Any cloth chairs or couches will be vacuumed not less than weekly.

         Sanitary Napkin Disposal Containers: All sanitary napkin containers will be emptied, damp cleaned with an approved disinfectant cleanser and provided with a new paper bag liner daily.

         Installation of Supplies: All supplies such as toilet tissue, paper towels, liquid hand soap and bar soap will be restocked. Insure that proper liquid soap is used in dispenser to avoid malfunctions.

         Mosaic Floors:

              -   Pick up all loose paper and trash.
              -   Sweep all floors.
              -   Wet mop floors, using an approved disinfectant cleanser.

         Walls: Wash/clean walls around soap dispenser, towel containers, and light switches as required to maintain clean/bright appearance.

         Traps and Floor Drains: Must be maintained free from odor at all times. Periodically, water will be poured down through these traps/floor drains to insure vapor seal.

         Showers and Locker Rooms: Showers will washed inside and outside including door, frame and wall using an approved disinfectant cleanser. All bright metal will be cleaned and dry polished. All lockers will be dusted and damp cleaned.

         NOTE: No harsh or abrasive cleanser will be used without consulting the Property Manager.

OFFICE CLEANING

Executive Offices, Private Offices, Semi-Private Offices, Reception Area, Conference Rooms, and General Offices.

The areas stated above will receive complete general cleaning daily according to the specifications listed below.

         Wastepaper and Trash Containers: All trash containers will be emptied and returned to original locations. Plastic liners will be used in trash containers and changed as necessary for appearance and sanitation. Trash containers will be periodically washed, for appearance and sanitation. All trash collected will be deposited in the exterior bulk trash containers provided by the Property Manager. Doors on these containers will be kept closed when not in use. Any spills occurring during emptying of trash will be cleaned up immediately (inside or outside), and related stains will be washed/shampooed as required.

         Entrances to Executive Offices and Entrances of Office Areas on Various
         Floors: All glass doors, plate glass and jambs will be cleaned as necessary.

         Ash Tray: All ash trays will be emptied. Ash trays will then be wiped with a damp cloth to remove stains and odors.

         Desks and Chairs: Wood desks will be thoroughly dusted with a treated dust cloth and oiled/waxed as required. Metal desks will be damp wiped as necessary to remove spots and stains, including front and side vertical surfaces. All glass desk tops will be damp cleaned. Paper on desks will not be disturbed. All chairs will be dusted as required (see weekly services).

         File and Storage Cabinets: All file and storage cabinets will be dusted thoroughly, using a treated dust cloth. Cabinets lined in a row will be dusted along the horizontal and vertical surface of each cabinet. Spill stains will be damp cleaned when required.

         Tables and Lamps: Tables will be treated in like manner as desks. Lamps will be dusted thoroughly, using a treated dust cloth.


         Hand Dust/Clean the following using a treated dust cloth:

                  -   Window sills
                  -   Pictures and Frames
                  -   Counter
                  - Radiator and Fan Coil Unit enclosures (damp clean as required)
                  -   Ledges and Shelves under six feet

                  - Doors, Jambs and Stops (particularly along top/horizontal surface)
                  -   Pushplates and Kickplates
                  -   Coat racks and trees
                  -   Telephones, all type including office and pay phones
                  - Panel boxes, Fire extinguishers and cabinets, and fire hose cabinets/enclosures

         Vinyl (Resilient) Tile Floors: All resilient tile floors will be dusted with a treated dust mop. All spillage will be removed, including damp mop cleaning when required. Spray buff floor, using a commercial floor polishing machine, synthetic fiber pad and an approved high gloss, slip resistant floor finish as needed.

         Carpets: All carpets will be thoroughly vacuumed (with edges vacuumed monthly). Special attention will be paid to all spills, spots and adherents for removal. Spot clean carpeting as required.

         Glass Partitions: All glass partitions will be washed to remove finger marks and smudges.

OTHER CLEANABLE AREAS

Main Entrance Lobby, Elevators, Corridors, Snack Bars, Stairways, Landings, Loading Platforms, and Receiving Rooms

The areas listed above will receive complete daily cleaning as prescribed in paragraphs A 1 and 2 above and specialty cleaning according to the specifications listed below:

         Main Entrance Lobby: All hard surface floors will be thoroughly cleaned and non-slip floor finish applied as necessary. Will spray buff floor, using a commercial floor polishing machine, synthetic fiber pad and an approved high gloss, slip resistant floor finish as needed. All entrance door glass will be cleaned. Area mats will be thoroughly vacuumed and returned to their original location.
         Carpeted areas will be vacuumed and stains removed as needed.

         Corridors/Snack Bars: Carpeted areas will be vacuumed and all stains removed. Resilient flooring will be swept and damp mopped to remove spillage. Will spray buff floor, using a commercial floor polishing machine, synthetic fiber pad and an approved high gloss, slip resistant floor finish as needed.

         All refuse, trash and garbage from snack bars and vending machine areas will be collected and remove from the building. Cans used for collection of food remnants will be periodically washed, sanitized and polished.

         Water Fountains: The dispensing area will be washed, sanitized and polished.

         Stairways: Stair landings and steps will be checked. Spills will be wiped up daily. Will spray buff resilient flooring as required to maintain gloss. Carpeted stairwells will be vacuumed nightly. All hard floor stairwells will be swept twice weekly and mopped not less than twice monthly.

         Outside Entrances: Landings and steps will be swept. Both sides of entrance glass will be cleaned. Kick plates and push bars will be cleaned and polished.

         Assembly Area/Loading Platforms/Receiving Rooms: Assembly area, loading dock, platforms and receiving rooms will be swept daily and damp mopped as required.

WEEKLY SERVICES

OFFICE CLEANING

         Vertical Surfaces:

         Wood wall paneling in Executive Offices will be dusted using a treated dust cloth.

         Will dust vertical surfaces of file cabinets, etc.

         All woodwork, doors, walls (including stairwells) will be spot cleaned to remove smudges/spills, etc.

         Other:

         Air conditioning return air grilles will be cleaned (vacuumed if necessary).

MONTHLY SERVICES

RESTROOM CLEANING

         Will damp clean walls and dry polish tile areas.

         Will machine scrub floor using a disinfectant cleaner.

         Will dust all high areas and vacuum exhaust grilles.

OFFICE CLEANING

         Vertical surfaces and under surfaces (knee wells, chair rungs, table legs, etc.) will be thoroughly dusted and all glass in doors, partitions, pictures, and bookcases will be damp-wiped. Dust walls and horizontal surfaces over six feet high.

         Venetian Blinds: Venetian blinds will be dusted in place with a treated dust cloth or venetian blind tool.

OTHER CLEANABLE AREAS

         Flooring: All resilient/vinyl floor tiles throughout the building will be thoroughly cleaned (scrub) and recoat using a high gloss, slip resistant floor finish to restore gloss.

                                    EXHIBIT F

                      LICENSE AGREEMENT FOR SATELLITE DISH


         THIS LICENSE AGREEMENT FOR SATELLITE DISH (the "Agreement") is made as of this ______ day of _________________________, 19__, by and between
_____________________________________ ____________________ limited partnership
(the "Licensor"), and _________________________________________ (the
"Licensee"), a ______________.


                                    RECITALS

A. This Agreement is attached to and made a part of that certain Lease Agreement dated _____________________________ ("Lease") by and between
         Licensee, as tenant, and Licensor, as landlord, for the lease by Licensee of approximately __________________ rentable square feet of office space (the "demised premises") in the building located at ______________________________ (the "Building"), all as more particularly described in the Lease.

B. Under the terms of the Lease, Licensor has the exclusive right to use or permit the use of all or any portion of the roof of the Building for any purpose; Licensee desires to use a portion of the roof space to maintain and operate thereon a satellite dish and/or related microwave facilities, antennas and related equipment, all as more particularly described in Exhibit A and Exhibit B attached hereto and incorporated herein by this reference (the "Equipment Location and Specifications").

C. Licensor and Licensee desire to provide the terms and conditions for Licensee's use of the roof space as a location for an antenna and the equipment required for the operation thereof.

         NOW, THEREFORE, in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee, intending legally to be bound, hereby agree as follows:

         1. The foregoing recitals are hereby incorporated herein and made a part hereof by this reference.

         2. Satellite Dish Equipment: Permitted Uses. Provided Licensee is not in default under the terms and conditions of the Lease, Licensee's agent, as approved by Licensor, in Licensor's sole discretion, will install and maintain, at the sole cost of Licensee and Licensee may, at its own expense, operate on the roof of the Building, a satellite dish and/or related microwave facilities and an antenna as specified in Exhibit A attached hereto, to be located as designated on Exhibit B attached hereto (said equipment is collectively referred to hereinafter as the "Satellite Dish"). The Satellite Dish shall be deemed to be the Licensee's Personal Property (as defined in the Lease) and to the extent not inconsistent with this Agreement, the ownership, installation, use and removal thereof shall be governed by the terms of the Lease applicable to Licensee's Personal Property.

         3. Licensor's Prior Approval. Licensor may approve or reject the installation and operation of the Satellite Dish within a reasonable time after Licensee submits (i) plans and specifications for the Satellite Dish (including size, location, height, weight and color); (ii) copies of all required governmental and quasi-governmental permits, licenses, special zoning variances, and authorizations, all of which Licensee shall obtain at its own cost and expense; and (iii) a policy or certificate of insurance evidencing such insurance coverage as may reasonably be required by Licensor for the installation, operation and maintenance of the Satellite Dish and sufficient to cover, among other things, the indemnities from Licensee to Licensor as hereinafter provided. Licensor may withhold approval if the installation, operation or removal of the Satellite Dish may (a) damage the structural integrity of the Building; (b) unreasonably interfere with any service provided by Licensor; (c) interfere with any zoning ordinances or other governmental regulation applicable to the Building; or (d) reduce the amount of leasable space in the Building. Licensee shall not be entitled to rely on any such approval as being a representation by Licensor that such installation and operation is permitted by or in accordance with any governmental or quasi-governmental entity, authority or regulation.

         4.       Installation.

                  (a) Installation and maintenance of the Satellite Dish shall be performed solely by Licensee's agent or its contractors, as approved by Licensor, in Licensor's reasonable discretion. The Satellite Dish shall not be located on top of any existing structure on the roof of the building.

                  (b) Licensee shall bear all costs and expenses incurred in connection with the installation, operation and maintenance of the Satellite Dish. If operation of the Satellite Dish shall require electrical power Licensor may, at its sole option, install a separate meter, at Licensee's sole expense. Licensee shall pay the actual cost of all electricity used in the operation of the Satellite Dish, all as determined by Licensor.

         5. Rental Payments. Licensee shall pay, as additional rent, a fee to Licensor for the use of the rooftop space. Such fee shall be _____ per month ____________ per year) due in advance, on or before the first of each month. Such fee shall commence ________________________, 19__. In addition, if Licensor's insurance premium or real estate tax assessment increases as a result of the Satellite Dish, or if any governmental or quasi-governmental authority shall levy, assess or impose any tax, license fee, use fee or other sum against Licensor, as owner of the Building, as a result of the Satellite Dish, Licensee shall pay all such amounts as additional rent (as defined in the Lease), promptly upon receipt of a bill from Licensor for any such amount. Licensee will have no right to an abatement or reduction in the amount of basic monthly rent, additional rent or any other sums due and payable under the Lease if for any reason Licensee is unable to obtain any required approval for installation of the Satellite Dish, or is thereafter unable to use the Satellite Dish for any reason, but Licensee shall not be obligated to pay the fee specified in this
Section 5 during any month or portion thereof during which Licensee is unable to use the Satellite Dish.

         6. Indemnification. Licensee covenants and agrees that the installation, operation, maintenance and removal of the Satellite Dish, or the demised premises with respect thereto, shall be solely at its own risk. Licensee covenants and agrees absolutely and unconditionally to indemnify, defend and hold Licensor harmless against all claims, actions, damages, judgments, settlements, liability, costs and expenses (including reasonable attorneys' fees and expenses) in connection with death, bodily or personal injury, damage to property or business or any other loss or injury arising out of or related to the installation, operation, maintenance or removal of the Satellite Dish.

         7. Termination Rights. Licensor may require Licensee, at any time prior to the expiration of the Lease, to terminate the operation of the Satellite Dish if it is causing physical damage to the structural integrity of the Building, unreasonably interfering with any other service provided by the Building, unreasonably interfering with any prior licensee of the roof, or causing the violation of any condition or provision of the lease or any law, regulation or ordinance promulgated by any governmental or quasi-governmental authority now or hereafter permitted to continue any similar use or operation. If, however, Licensee can correct the damage or prevent said interference caused by the

Satellite Dish to Licensor's satisfaction within thirty (30) days, Licensee may restore its operation so long as Licensee promptly commences to cure such damage and diligently pursues such cure to completion. If the Satellite Dish is not completely corrected and restored to operation within thirty (30) days, Licensor, at its sole option, may require that the Satellite Dish be removed at Licensee's expense. If Licensor shall require that the Satellite Dish be moved to another location on the roof, Licensor shall have the right, at its sole expense, to relocate the Satellite Dish to another place on the roof.

         8. Removal of the Satellite Dish. At the expiration or earlier termination of the Lease or upon termination of the operation of the Satellite Dish as provided hereinabove in Section 7, the Satellite Dish and all cabling and other equipment relating thereto shall be removed from the Building at Licensee's sole cost. Licensee hereby authorizes Licensor to remove and dispose of the Satellite Dish and charge Licensee for all costs and expenses incurred. Licensee agrees that Licensor shall not be liable for any property disposed of or removed by Licensor. Licensee's obligation to perform and observe this covenant shall survive the expiration or earlier termination of the Term of this Agreement.

         9. Time of the Essence. Time shall be of the essence of the Licensee's obligations hereunder.

         10. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and neither Licensor nor any agent or representative of Licensor has made or is making, and Licensee, in executing and delivering this Agreement, is not relying upon any warranties, representations, promises or statements whatsoever. No waiver or modification of any provision of this Agreement shall be effective unless expressed in writing and signed by all parties hereto.

         11. Successors and Assigns. The obligations of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12. Notices. All notices hereunder shall be given by hand delivery or by certified mail, return receipt requested, and shall be deemed delivered upon receipt or refusal to accept delivery, if addressed as noted in the Lease.

         13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement under seal as of the day and year first above written.

                                  LICENSOR:


                                  ---------------------------------------

                                  By:
                                     ------------------------------------
                                  Date:
                                       ----------------------------------

                                  LICENSEE:

WITNESS/ATTEST:
                                  ---------------------------------------

                                  By:
-----------------------              ------------------------------------
Seal                              Name:
                                       ----------------------------------
                                  Title:
                                        ---------------------------------
                                  Date:
                                       ----------------------------------

                                   SCHEDULE 1

                              WORK LETTER AGREEMENT
                             (Improvement Allowance)

1. BASE BUILDING WORK. Landlord and Tenant understand and acknowledge that this Agreement relates only to "non-base building" work in the Premises. The "base building work" has been or will be performed by Landlord at Landlord's sole cost and expense. The term "base building work" means and refers to the following elements of the Premises: concrete floors (without floor covering); unfinished perimeter walls; unfinished ceilings (without acoustical ceilings, ceiling tiles, suspension system, insulation or light fixtures); closets for telephone and electrical systems (but not the systems themselves); building systems within the building core only as follows: mechanical (including heating, ventilating and air conditioning systems), electrical and plumbing systems; and primary fire sprinkler distribution loop connected to core (secondary branch distribution to the Premises to accommodate Tenant's specific tenant improvements shall not be considered base building work).

2.       PLANS AND SPECIFICATIONS.

         2.1. SPACE PLAN. Within five (5) business days after the execution of the Lease, Landlord shall submit to Tenant for approval a detailed space plan ("Space Plan") for the Premises prepared by Landlord's architects and consultants, which shall include without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements. If applicable, Landlord reserves the right to approve Tenant's architect and/or space planner. Tenant agrees to cooperate with Landlord and its design representatives in connection with the preparation of the Space Plan. Within five (5) business days after receipt by Tenant of the Space Plan, Tenant (i) shall give its written approval with respect thereto, or
(ii) shall notify Landlord in writing of its disapproval and state with specificity the grounds for such disapproval and the revisions or modifications necessary in order for Tenant to give its approval. Within three (3) business days following Landlord's receipt of Tenant's disapproval, Landlord shall submit to Tenant for approval the requested revisions or modifications. Within three
(3) business days following receipt by Tenant of such revisions or modifications, Tenant shall give its written approval with respect thereto or shall request other revisions or modifications therein, and any time delay incurred in the approval of the Space Plan from the date of this second notice of disapproval shall constitute Tenant Delay (as that term is defined in Section 7 hereof).

         2.2. PLANS. Based on the approved Space Plan, Landlord shall cause its architects and engineers to prepare and submit to Tenant for approval detailed plans, specifications and working drawings ("Plans") for the construction of Tenant's leasehold improvements to the Premises ("Improvements"). Landlord reserves the right to approve any space planner, architect or engineer if employed by Tenant. As used herein, the term "Improvements" shall include all non-base building work to be done in the Premises pursuant to the Plans, including, but not limited to: demolition work, partitioning, doors, ceiling, floor coverings, wall finishes (including paint and wall coverings), window coverings, electrical (including lighting, switching, telephones, outlets, computer and special electrical equipment, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. If Tenant has leased an entire floor, the Improvements shall include finished toilet rooms, corridors and elevator vestibules. Landlord shall submit the Plans to Tenant for approval within ten
(10) business days following Tenant's approval of the Space Plan. Within three
(3) business days after receipt by Tenant of the Plans, Tenant (i) shall give its written approval with respect thereto, or (ii) shall notify Landlord in writing of its disapproval and state with specificity the grounds for such disapproval and the revisions or modifications necessary in order for Tenant to give its approval. Within five (5) business days following Landlord's receipt of Tenant's disapproval, Landlord shall submit to Tenant for approval the requested revisions or modifications. Within three (3) business days following receipt by Tenant of such revisions or modifications, Tenant shall give its written approval with respect thereto or shall request other revisions or modifications therein, and any time delay incurred in the approval of the Plans from the date of this second notice of disapproval shall constitute Tenant Delay. After approval of the Plans by Tenant, no further changes to the Plans shall be made without the prior written approval of Landlord and only after Tenant agreeing that any delays in design and/or construction resulting from such change shall constitute a Tenant Delay.

3. SPECIFICATIONS FOR BUILDING STANDARD IMPROVEMENTS. Specifications and details for building standard improvements ("Standards") are available in the office of the Building. Except as specified in Section 4 below, the Space Plan and Plans shall be consistent with the Standards, and no deviations shall be permitted from the Standards without Landlord's consent as set forth in Section 4 below.

4. GROUNDS FOR DISAPPROVAL. Tenant may request deviations from the Standards for Improvements provided that the deviations ("Non-Standards") shall not be of lesser quality than the Standards. Landlord shall not be required to approve any item of the Space Plan, the Plans or the Non-Standards that (a) does not conform to applicable governmental regulations or is disapproved by any governmental agency; (b) requires building service (including electrical power) beyond the level normally provided to other tenants in the Building; or (c) overloads the floors.

5.       IMPROVEMENT COST AND ALLOWANCE.


         5.1. COST BREAKDOWN. Within a reasonable period following approval of the Plans, Landlord shall provide Tenant with a breakdown of the estimated total cost of the Improvements ("Cost Breakdown"), including, without limitation: construction cost of the Improvements; architectural and engineering fees relating to the preparation and review of the Space Plan and the Plans (inclusive of all design work above and below the ceiling); governmental agency plan check, permit and other fees; sales and use taxes; testing and inspection costs; and construction fees (including general contractor's overhead and supervision fees and the construction supervisory fee referred to in Section 6.3 hereof). Within five (5) business days after receipt by Tenant of the Cost Breakdown, Tenant shall either approve the same in writing or shall provide Landlord with a detailed list of revisions to the approved Plans, and any time delay incurred in the approval of the Cost Breakdown from the date of Landlord's receipt of Tenant's list of revisions to the approved Plans shall constitute Tenant Delay. Upon approval of the Plans by Tenant, Landlord shall obtain bids from at least three (3) qualified general contractors (one of whom shall be selected by Tenant). Further, Landlord shall provide Tenant with copies of all bid estimates and final bids, including the final bid and contract of the selected general contractor. Landlord and Tenant shall mutually approve the final construction contract. Tenant and its consultants shall have the right to review and approve the complete set of construction documents, including architectural, mechanical, electrical, plumbing and structural drawings, provided Tenant's approval shall not be unreasonably withheld and shall be deemed given if Tenant does not respond to Landlord within three (3) business days from receipt of such documents.


                                     Sch 1-1

         5.2. IMPROVEMENT ALLOWANCE. Landlord hereby grants to Tenant an "Improvement Allowance", of Thirteen and 00/100 Dollars ($13.00) per square foot (i.e., 27,219 square feet times $13.00 = $353,847.00) which Improvement Allowance shall be used only for the items specified in the Cost Breakdown. In the event that the Cost Breakdown exceeds the Improvement Allowance, Tenant shall pay to Landlord the sum in excess of the Improvement Allowance by cashier's check, which payment shall be made within five (5) days of Landlord's notice to Tenant that Landlord is prepared to commence construction.

         5.3. COST INCREASES. In the event that the cost of the Improvements increases subsequent to Tenant's approval of the Cost Breakdown due to the requirements of any governmental agency imposed with respect to the construction of the Improvements or due to any other unforeseeable circumstances, Tenant shall pay to Landlord the amount of such increase within five (5) days of Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Improvement Allowance.


         5.4. CHANGE IN PLANS. In the event that Tenant requests a change in the Plans subsequent to approval of the Cost Breakdown, Landlord shall advise Tenant as to any increases in the cost of the Improvements and as to any delay such change would cause in the construction of the Improvements, which delay would constitute a Tenant Delay. Tenant shall approve or disapprove such change within five (5) business days of written notice. In the event that Tenant approves such change, Tenant shall accompany its approval with payment in the amount of the increase; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Improvement Allowance. Landlord shall have the right to decline Tenant's request for a change in the approved Plans if the change is inconsistent with Sections 2, 3 or 4 above, or if the change would, in Landlord's sole opinion, unreasonably delay construction of the Improvements.

         5.5. NO REFUND. If the actual cost of the Improvements does not exceed the Improvement Allowance, the unused portion of the Improvement Allowance shall be amortized over the initial Term of the Lease and credited against installments of Base Rent as follows: one-eighty-fourth (1/84th) of the unused portion of the improvement allowance shall be credited each month against installments of Base Rent next coming due under the Lease. For example, assume that the unused portion of the Improvement Allowance is $84,000. In such event, each monthly installment of Base Rent coming due during the initial Term of the Lease would be credited by $1,000.00.

6.       CONSTRUCTION OF IMPROVEMENTS.

         6.1. CONSTRUCTION. Within a reasonable period following approval of the Cost Breakdown by Tenant, and upon payment of any sum required under Section
5.2 above, Landlord shall instruct its contractor to secure a building permit and commence construction. Tenant shall have the right to monitor the construction progress provided Tenant does not unreasonably interfere with such construction.

         6.2. COMPLETION. Landlord shall endeavor to cause the contractor to substantially complete construction of the Improvements in a diligent manner, but Landlord shall not be liable for any loss or damage as a result of delays in construction or delivery of possession of the Premises.

         6.3. CONSTRUCTION SUPERVISORY FEE. The cost of the Improvements shall include a construction supervisory fee for the supervision of the construction of the Improvements by Landlord. Said construction supervisory fee shall not exceed three percent (3%) of the actual "hard costs" incurred in completing the Improvements.

7. COMMENCEMENT DATE. The Commencement Date and Tenant's obligation to pay rent under the Lease shall be governed by Section 3 of the Lease. However, if there shall be a delay ("Tenant Delay") beyond the scheduled Commencement Date in the substantial completion of the Improvements as a result of:

         7.1. Tenant's failure to submit or revise the Space Plan within the time limits provided herein;

         7.2. Tenant's failure to submit or revise the Plans within the time limits provided herein;

         7.3. Tenant's failure to approve the Cost Breakdown or to pay the sum specified in Section 5.2 above within the time limits provided herein;

         7.4. Tenant's request for Non-Standards, whether as to materials or installation, that extend the time it takes to obtain necessary building permits or other governmental authorizations or extends the time for the construction period;

         7.5. Insufficiency of the Plans that extends the time it takes to obtain necessary building permits or other governmental authorizations or changes in the Plans required by the applicable governmental regulatory agencies reviewing the Plans;

         7.6.     Tenant's changes in the Plans after the approval by Landlord;
or

         7.7. Any other act or omission of Tenant constituting a Tenant Delay under the terms of this Agreement; then the Commencement Date of the Lease shall be accelerated one day for each day of Tenant Delay that delays the commencement date, calculated as follows: Upon substantial completion of the Improvements, Landlord shall notify Tenant of the accelerated Commencement Date, which date shall represent the date upon which the substantial completion of the Improvements (as defined in Section 3.4 of the Lease) would have occurred but for Tenant Delays.

8. INCORPORATION. This Agreement is and shall be incorporated by reference in the Lease, and all of the terms and conditions of the Lease are and shall be incorporated herein by this reference.





                                    Sch 1-2

                     [MANAGEMENT SERVICES, LLC LETTERHEAD]


October 3, 1996

Ms. Carol McHenry
JAYCOR
Corporate Office #9775
Towne Centre Drive
San Diego, CA 92121

Re:     Tenant Improvement Allowance - Tysons Dulles Plaza III

Dear Ms. McHenry:

Pursuant to the Lease dated December 6, 1995, by and between Advent Realty Limited Partnership II ("Landlord") and JAYCOR ("Tenant"), if the actual cost of the Improvement does not exceed the Improvement Allowance, the unused portion of the Improvement Allowance shall be credited toward the monthly installments of Base Rent.

The total Improvement Allowance per the Work Letter Agreement totals $353,847.00 and the total construction improvement cost was $239,991.65. Therefore, $113,855.35 remains to be disbursed in the manner stated above. Since there are seventy six (76) months remaining in the term, Tenant shall receive a monthly credit of $1,498.10 for the period November 1, 1996 through February 28, 2003. The calculation is as follows:

                   $353,847.00          Improvement Allowance
                -  $239,991.65          Improvement Cost
                   -----------
                   $113,855.35          Remaining Allowance
           divided by       76          Monthly Remaining
                   -----------
                   $  1,498.10/month    Reimbursement

Please feel free to call me with any questions.


Sincerely

/s/ KRISTA E. MEISEL
--------------------
Krista E. Meisel
Lease Administrator

cc:     Debbie Lee